UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MID-AMERICA APARTMENT COMMUNITIES, INC.

April 18, 2011

To our shareholders:

You are invited to attend the 2011 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. to be held at 1:00 p.m., Central Daylight Time, on Thursday, May 26, 2011, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018. The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, as well as other important information about us.

During the meeting, management will review our recently completed 2010 fiscal year and provide a report on our progress, including recent developments. Shareholders will also have the opportunity to ask questions about us.

Along with the other members of the Board of Directors and management, I look forward to greeting you at the Annual Meeting if you are able to attend.

Cordially,

H. Eric Bolton, Jr.
Chief Executive Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.

6584 Poplar Avenue
Memphis, Tennessee 38138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 26, 2011

TIME, DATE & PLACE

The 2011 Annual Meeting of Shareholders, or the Annual Meeting, will be held at 1:00 p.m., Central Daylight Time, on Thursday, May 26, 2011, at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

ITEMS OF BUSINESS

Shareholders will consider and vote on the following items at the Annual Meeting:

1.	To elect eight directors to serve for one year and until their successors have been duly elected and qualified;
2.	To amend the Amended and Restated Charter of Mid-America Apartment Communities, Inc., or the Charter, to increase the number of authorized shares of common stock to 150,000,000;
3.	To provide an advisory (non-binding) vote on executive compensation;
4.	To set the frequency of an advisory (non-binding) vote on executive compensation;
5.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2011; and
6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS ONE, TWO, THREE AND FIVE, AND SELECT ONE YEAR FOR ITEM FOUR.

WHO MAY VOTE

Shareholders of record at the close of business on Friday, March 18, 2011, are entitled to receive this notice and vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 26, 2011. The Proxy Statement, Form 10-K and 2010 Annual Report are available at www.ProxyVote.com.

HOW TO VOTE

Your vote is important. Please refer to the proxy card and the accompanying proxy statement for information regarding your voting options. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to assure that your shares are represented at the Annual Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement.

By Order of the Board of Directors

Leslie B.C. Wolfgang

Senior Vice President, Director of External Reporting
and Corporate Secretary

Memphis, Tennessee
April 18, 2011

Whether or not you plan to attend the Annual Meeting, please submit your proxy prior to the Annual Meeting by following the instructions on the enclosed proxy card or voter instruction form. Shareholders who attend the Annual Meeting may vote even if they have already sent in a proxy.

MID-AMERICA APARTMENT COMMUNITIES, INC.

6584 Poplar Avenue
Memphis, Tennessee 38138

PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF SHAREHOLDERS

Mid-America Apartment Communities, Inc. is soliciting proxies, and your vote is very important. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting of Shareholders by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this proxy statement, the enclosed proxy card, our 2010 Annual Report, and our 2010 Annual Report on Form 10-K to all shareholders beginning on or about April 18, 2011.

In this proxy statement, terms such as “MAA”, “we,” “us” and “our” refer to Mid-America Apartment Communities, Inc.

INFORMATION ABOUT THE MEETING

When is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 26, 2011, at 1:00 p.m., Central Daylight Time.

Where will the Annual Meeting be held?

Our Annual Meeting will be held at the Reserve at Dexter Lake Apartments, 1505 Dexter Lake Drive, Memphis, Tennessee 38018.

What items will be voted on at the Annual Meeting?

You will vote on the following matters:

1.	To elect eight directors to serve for one year and until their successors have been duly elected and qualified;
2.	To amend our Charter to increase the number of authorized shares of common stock to 150,000,000;
3.	To provide an advisory (non-binding) vote on executive compensation;
4.	To set the frequency of an advisory (non-binding) vote on executive compensation;
5.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2011; and
6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for action at the Annual Meeting.

What are the Board of Directors’ recommendations?

Our Board of Directors recommends that you vote:

1.	“FOR” the election of the eight nominees named herein to serve on the Board of Directors;
2.	“FOR” the amendment to the Charter to increase the number of authorized shares of common stock to 150,000,000;
3.	“FOR” the advisory (non-binding) vote on executive compensation;
4.	“ONE YEAR” for the frequency of an advisory (non-binding) vote on executive compensation; and
5.	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2011.

If any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Do directors attend the annual meeting of shareholders?

We do not require our directors to attend our Annual Meeting of Shareholders, but the Board of Directors encourages its members to attend. All of our Directors attended last year’s Annual Meeting of Shareholders held on May 27, 2010.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, March 18, 2011, are entitled to receive notice of the 2011 Annual Meeting and to vote the shares that they held on that date at the annual meeting, or any postponement or adjournment of the annual meeting. The only class of stock that can be voted at the meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the meeting. As of the close of business on March 18, 2011, we had 36,326,061 shares of common stock outstanding.

Shareholders of Record: Shares Registered in Your Name.  If on March 18, 2011 your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.  If on March 18, 2011 your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote my shares?

Shareholders of Record:  If you are a shareholder of record (your shares are registered directly in your name with our transfer agent) you may vote your shares in person or by proxy:

In Person:  You may attend the Annual Meeting and vote in person.

By Proxy:  You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

•	By Telephone: You may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.
•	On the Internet: You may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.
•	By Mail: If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

Beneficial Owner:  If you are a beneficial owner (your shares are held in an account with a brokerage firm, bank, dealer or similar organization), you may vote your shares in person or by proxy:

In Person:  You may attend the Annual Meeting and vote in person; however, you will need to present a written consent from your broker permitting you to vote the shares in person at the Annual Meeting.

By Proxy:  If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Complete and mail the proxy card to ensure that your vote is counted. Alternatively, follow the instructions provided by your broker or bank to vote by telephone or over the Internet as that organization allows.

What if I have shares in the MAA Employee Stock Ownership Plan?

If you have shares in an account under our Employee Stock Ownership Plan, you have the right to vote the shares in your account. To do this, you must sign and timely return the proxy card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the proxy card.

How will my vote be counted?

Your vote will be cast as you indicate on your proxy card. If you submit an executed proxy without marking any voting selections, your shares will be voted as follows:

1.	“FOR” the election of eight nominees to serve on the Board of Directors;
2.	“FOR” the amendment to the Charter to increase the number of authorized shares of common stock to 150,000,000;
3.	“FOR” the advisory (non-binding) vote on executive compensation;
4.	“ONE YEAR” for the frequency of an advisory (non-binding) vote on executive compensation; and
5.	“FOR” the selection of Ernst & Young LLP to serve as our independent registered public accounting firm for 2011.

If any additional matters are properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” votes and (with respect to proposals other than the election of directors) “Against” and “Abstain” votes. Abstentions and broker non-votes have no effect and are not counted towards the voted total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may submit another properly completed proxy bearing a later date;
2.	You may send a written notice that you are revoking your proxy to our Corporate Secretary, 6584 Poplar Avenue, Memphis, Tennessee 38138; or
3.	You may attend the Annual Meeting and notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

How many votes are needed to approve each proposal?

1.	For the election of directors, the eight nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will have no effect.

2.	For the amendment to the Charter to increase the number of authorized shares of common stock to 150,000,000 to pass, the proposal must receive a majority of votes “For” the proposal among all votes entitled to be cast. Abstentions and broker non-votes will be counted as votes “Against” the proposal.
3.	For the advisory (non-binding) vote on executive compensation to be approved, the proposal must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “against” vote, but broker non-votes will have no effect.
4.	For the frequency of an advisory (non-binding) vote on executive compensation, the enclosed proxy card gives you four choices (every one, two or three years, abstain) for voting on this item and, therefore, shareholders will not be voting to approve or disapprove the proposal. Thus, the frequency period that receives the most votes will be deemed to be the recommendation of the shareholders.
5.	For ratification of the proposal to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the proposal must receive more votes in favor of ratification than votes cast against. Abstentions and broker non-votes will have no effect. However, the Audit Committee is not bound by a vote either for or against the firm. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

How many shares must be present to constitute a quorum for the meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. On March 18, 2011, the record date, there were 36,326,061 shares outstanding and entitled to vote. Thus 18,163,031 shares must be represented by shareholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be disclosed in a Form 8-K, which can be found on the Investor Relations page of our website (http://ir.maac.com) following the report’s filing with the Securities and Exchange Commission within 4 business days of the meeting.

ADDITIONAL INFORMATION

How and when may I submit a shareholder proposal for the 2012 Annual Meeting?

Our annual meeting of shareholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2012 Annual Meeting of Shareholders, shareholder proposals that are received at our executive offices no later than January 27, 2012, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to our Corporate Secretary at MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138.

Pursuant to our Amended and Restated Bylaws, shareholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2012 Annual Meeting of Shareholders, you must notify our Corporate Secretary, in writing, no later than the close of business on February 26, 2012 nor earlier than the close of business on January 27, 2012. We also advise you to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2012 Annual Meeting of Shareholders between April 26, 2012 and July 25, 2012. The Chairman of the 2012 Annual Meeting of Shareholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2012 Annual Meeting of Shareholders will confer discretionary voting authority with respect to any matter presented by a shareholder at that meeting for which we have not been provided with timely notice.

How can I obtain the Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, including the financial statements, and financial statement schedules is being mailed along with this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2010, including all exhibits may be obtained from the SEC Filings and Reports link on the Investor Relations page of our web-site at http://ir.maac.com or received free of charge by writing Investor Relations at MAA, 6584 Poplar Avenue, Memphis, Tennessee 38138.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We expect that this Proxy Statement will first be sent to shareholders on or about April 18, 2011. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or by marking the appropriate box on your proxy card if you hold registered shares.

We can only household registered shares. If you own registered shares as well as hold shares in a brokerage account, you will continue to receive multiple copies of the proxy statement. Similarly, if you own shares in more than one brokerage firm, you can only household the proxy statements you receive with each individual brokerage house.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Investor Relations Department at 6584 Poplar Avenue, Memphis, Tennessee 38138, or email investor.relations@maac.net or call (901) 682-6600.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

What is our philosophy regarding corporate governance?

We believe that effective corporate governance is critical to our long-term health and our ability to create value for our shareholders. We have continued to review our corporate governance policies and practices and to compare them against “best practices” proposals and the practices of other public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders. Based on this review, the Board of Directors has established and maintains Corporate Governance Guidelines that include detailed specifications for director qualification and responsibility. You may find a copy of our Corporate Governance Guidelines on the Investor Relations page of our website at http://ir.maac.com.

The responsibilities of our Board of Directors and Board committees are described below, along with other corporate governance-related disclosures. All of our Board of Director’s committees have written charters, which can be found in the Corporate Overview section on the Investor Relations page of our website at http://ir.maac.com. We will also provide a copy of any committee charter, the Corporate Governance Guidelines or our Code of Business Conduct and Ethics without charge upon written request sent to: MAA, Attention: Investor Relations, 6584 Poplar Avenue, Memphis, Tennessee 38138. Our Board of Directors may, from time-to-time, form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by our Board of Directors.

How many independent directors do we have?

Our Board of Directors has affirmatively determined that six of our current eight directors are independent: Alan B. Graf, Jr. (Nominee), John S. Grinalds (Nominee), Ralph Horn (Nominee), Philip W. Norwood (Nominee), W. Reid Sanders (Nominee) and William B. Sansom (Nominee). All of these directors meet the independence standards of our Corporate Governance Guidelines, the New York Stock Exchange, or the NYSE, listing standards and applicable SEC rules.

How do we determine whether a director is independent?

A director is considered independent if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with us. Consistent with the requirements of the SEC, the NYSE and general corporate “best practices” proposals, our Board of Directors reviews all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors. Our Board of Directors has adopted the following categorical standards:

•	A director who is an employee or whose immediate family member is one of our executive officers is not independent until three years after the end of such employment relationship.
•	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.
•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, any of our present or former internal or external auditors is not independent until three years after the end of the affiliation or the employment or auditing relationship.
•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s Compensation Committee is not independent until three years after the end of such service or the employment relationship.
•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Our Board of Directors consults with our corporate counsel to ensure that the Board of Director’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time.

Do any independent directors have relationships with us that the Board of Directors determined were not material?

Mr. Graf is an Executive Vice President and Chief Financial Officer of FedEx Corporation. In the normal course of business, we use FedEx as an overnight courier. The Board of Directors concluded that this relationship is not material and does not otherwise impair, or appear to impair, Mr. Graf’s independent judgment, and therefore does not prevent him from being independent.

Mr. Horn was Chairman of the Board of Directors of First Tennessee National Corporation, or FTNC, now First Horizon National Corporation, or FHNC, until December 2003 and was previously the President and Chief Executive Officer of FTNC until 2002. Mr. Sansom serves on the Board of Directors and Executive Committee of FHNC. We have a line of credit with a group of banks led by Regions Bank. First Tennessee Bank, the principal banking subsidiary of FHNC, has committed approximately $17.5 million towards this line of credit. The line of credit was entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions between unrelated parties. In the normal course of business, we may also utilize FHNC for certain banking services, including corporate credit cards or checking and/or depository accounts. We have banking relationships with several banks dependent upon fees and availability in the geographic regions of our apartment communities. Due to the arm’s-length nature of the transactions, our Board of Directors concluded that these relationships are not material and do not otherwise impair, or appear to impair, Mr. Horn’s or Mr. Sansom’s independent judgment, and therefore do not prevent either of them from being independent.

How many times did our Board of Directors meet last year?

Our Board of Directors held 13 meetings during 2010.

Did any of our directors attend fewer than 75% of the meetings of the Board of Directors and their assigned committees?

All of the directors who were serving during the calendar year 2010 attended more than 75% of the meetings of our Board of Directors and their assigned committees during the fiscal year.

How is our Board of Directors structured?

The current leadership structure of our Board of Directors includes a combined Chairman of the Board and Chief Executive Officer, six independent directors and one non-management director. All of our directors serve with equal importance and have an equal vote on all matters. The independent directors and non-management directors meet without management present at regularly scheduled executive sessions. Messrs. Graf and Horn serve as co-lead independent directors and, as such, alternate leading the meetings of the independent directors and the non-management directors. Our Board of Directors believes that MAA has been and continues to be well served by having our Chief Executive Officer also serve as Chairman of the Board of Directors. The current leadership model, when combined with the composition of our Board of Directors, the strong leadership of our independent and non-management directors, the Board committees and the highly effective corporate governance policies already in place, strikes an appropriate balance between consistent leadership and independent oversight of our business and affairs.

Does our Board of Directors meet regularly without management present?

Our directors, excluding management directors, regularly meet to promote open discussion among the non-management directors. As co-lead independent directors, Messrs. Graf and Horn alternate leading the meetings of the non-management directors. The non-management directors held two executive sessions during 2010.

Do our independent directors meet regularly without non-independent members?

Our directors, excluding non-independent directors, meet regularly to promote open discussion among the independent directors. As co-lead independent directors, Messrs. Graf and Horn alternate leading the meetings of the independent directors. The independent directors held two executive sessions during 2010.

Does our Board of Directors have any standing committees?

We have three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of each committee are independent, pursuant to the standards set forth in our Corporate Governance Guidelines, the NYSE listing standards and applicable SEC rules. Each standing committee of the Board of Directors has a charter, which can be found on the Investor Relations page of our website at http://ir.maac.com in the Corporate Overview section.

The current membership of and information about each of our Board of Director committees is shown below.

Committee/Current Members	Committee Functions
Audit Committee	• appointing, determining the compensation of, and overseeing the work of the independent registered public accounting firm;
• pre-approving all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;
Current Members Mr. Graf (Chairman) Mr. Grinalds Mr. Sanders

•

reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Qs and 10-Ks;

• reviewing and discussing the adequacy and effectiveness of our systems of internal accounting and financial controls;
Number of meetings held in 2010: Eight

•

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

• reviewing with management and the independent registered public accounting firm our compliance with the requirements for qualification as a REIT; and
• issuing a report annually as required by the SEC’s proxy solicitation rules.
Compensation Committee	• reviews and approves our compensation objectives;
• reviews and approves the compensation programs, plans, and awards for executive officers;
Current Members: Mr. Norwood (Chairman) Mr. Horn Mr. Sansom	• establishes the compensation for directors;
• evaluates and oversees risks associated with compensation policies and practices;
• acts as administrator as may be required for our equity-related incentive plans;
• reviews and discusses with management the information contained in the Compensation Discussion and Analysis section of the proxy statement; and
Number of meetings held in 2010: Five	• issues a report annually related to executive compensation, as required by the SEC’s proxy solicitation rules.

Nominating and Corporate Governance Committee	• provides assistance and oversight in identifying qualified candidates to serve as members of the Board of Directors;
• reviews the qualification and performance of incumbent directors to determine whether to recommend them as nominees for reelection;
Current Members: Mr. Horn (Chairman) Mr. Norwood Mr. Sansom	• reviews and considers candidates for directors who may be suggested by any director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law; and

Committee/Current Members	Committee Functions
Number of meetings held in 2010: Five	• recommends to the Board of Directors appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors.

Does the Audit Committee have an Audit Committee Financial Expert?

Our Board of Directors has determined that Mr. Graf meets the qualifications of an audit committee financial expert as defined by applicable SEC rules.

How does the Board of Directors select director candidates?

At the 2011 Annual Meeting of Shareholders, shareholders are being asked to elect Messrs. Bolton, Graf, Grinalds, Horn, Sanders, Sansom, Norwood, and Wadsworth to serve until the 2012 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Director Nomination Policy

It is the policy of the Nominating and Corporate Governance Committee to review and consider all candidates for nomination and election as directors who may be suggested by any of our directors or executive officers. It is our policy to refer to our Nominating and Corporate Governance committee for consideration any director candidate recommended by any shareholder who beneficially owns at least 1,000 shares of our outstanding common stock if made in accordance with our Charter, Amended and Restated Bylaws and applicable law.

We will consider for inclusion in our proxy materials for the 2012 Annual Meeting of Shareholders, shareholder proposals that are received at our executive offices no later than January 27, 2012 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Proposals must be sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, MAA, 6584 Poplar Avenue, Memphis, TN 38138. If you would like to recommend a director candidate, you must follow the procedures outlined above under the caption “Additional Information — How and when may I submit a shareholder proposal for the 2012 Annual Meeting?”

If a shareholder is recommending a candidate to serve on our Board of Directors, the recommendation must include the information specified in our Amended and Restated Bylaws, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
•	The class or series and number of our shares which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner;
•	Any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or collectively a Derivative Instrument, directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares;
•	Any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any of our securities;
•	Any short interest in any of our securities;
•	Any rights to dividends on our shares owned beneficially by such shareholder that are separated or separable from the underlying shares;
•	Any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•	Any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household; and
•	All information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any other directorships currently held by the nominee or held in the last five years, as well as information regarding certain legal proceedings involving the nominee over the last 10 years.

Minimum Director Qualifications

The Nominating and Corporate Governance Committee along with our Board of Directors is responsible for determining the skills and characteristics that need to be met by each director and director nominee. In determining director or director nominee qualifications, views of both the individual and our Board of Directors as a whole shall be considered.

A director or director nominee’s knowledge and/or experience in areas such as, but not limited to, real estate investing, Real Estate Investment Trusts, or REITs, management, leadership, public companies, equity and debt capital markets, and public company financial accounting are likely to be considered both in relation to the individual’s qualification to serve on our Board of Directors and the needs of our Board of Directors as a whole.

Our Board of Directors does not impose term limits but has adopted a retirement age of 75 after which a director will not be nominated for election. While it is believed that a director’s knowledge and/or experience can continue to provide benefit to our Board of Directors following a director’s retirement from their primary work affiliation, it is recognized that a director’s knowledge of and involvement in ever changing business environments can weaken and therefore their ability to continue to be an active contributor to the Board of Directors shall be reviewed. Upon a director’s change in employment status, they are required to notify the Chairman of our Board of Directors and the Nominating and Corporate Governance Committee of such change and to offer their resignation for review.

Other characteristics including, but not limited to, the director or director nominee’s material relationships with us, time availability, service on other boards of directors and their committees, or any other characteristics that may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director or director nominee’s qualification.

The Nominating and Corporate Governance Committee does not have a policy about diversity, but does seek to provide the Board of Directors with a depth of experience and differences in viewpoints and skills.

Members of the Nominating and Corporate Governance Committee as well as other Board of Director members and members of executive management may meet with directors or director nominees for purposes of determining their qualification.

Can I communicate directly with the Board of Directors?

Yes. Shareholders and other interested parties may communicate in writing with our Board of Directors, any of its committees, its independent directors, non-management directors, or any individual director by using the following address:

Corporate Secretary
ATTN: {Group or director to whom you are addressing}
MAA
6584 Poplar Avenue
Memphis, TN 38138

All letters addressed to our Board of Directors or its committees will be forwarded unopened to the appropriate chairman. Letters addressed to the independent or non-management directors will be forwarded unopened to the chairing director of that group. Letters addressed to individual directors will be forwarded unopened to the addressee.

Do we have a Code of Ethics?

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to our executive officers, including the Chief Executive Officer, or CEO, and Chief Financial Officer as well as our directors and employees. The Code of Business Conduct and Ethics is available on the Investor Relations page of our website at http://ir.maac.com in the Corporate Overview section. We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our CEO, Principal Financial Officer or Principal Accounting Officer) at this location on our website.

What role does the Board of Directors play in risk management?

Both the Board of Directors as a whole and its respective committees serve an active role in overseeing management of our risks. Our Board of Directors regularly reviews information regarding our strategy and key areas of the company including operations, finance, legal and regulatory, as well as the risks associated with each from members of senior management. Our Board of Director’s Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and reviewing the risks associated with our overall compensation practices and policies for all of our employees. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our Board of Directors is regularly informed through committee reports about such risks.

What is the role of the Compensation Committee?

Scope of Authority.  Our Compensation Committee reviews and approves our compensation objectives and our compensation programs, plans, and awards for executive officers, among other things. The Compensation Committee’s charter can be found on the Investor Relations page of our website at http://ir.maac.com in the Corporate Overview section. The Compensation Committee reviews its charter on an annual basis and, if necessary, recommends changes to the charter to our Board of Directors for approval.

The Compensation Committee consists of Messrs. Norwood (Chairman), Horn and Sansom, each of whom is an independent director as affirmatively determined by our Board of Directors, in consultation with outside counsel. Our Board of Directors consults with our outside counsel to ensure that our Board of Director’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Mr. Norwood, as chairman of the Compensation Committee, is responsible for setting the agenda for meetings. The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of two or more members of the Compensation Committee, and may delegate authority to make grants and awards under any equity-based plan to the CEO with such limitations as determined by the Compensation Committee and as may be required by law or the listing standards of the NYSE. To date, the Compensation Committee has made no such delegation of its responsibilities.

Roles of Executives in Establishing Compensation.  While Mr. Bolton, our CEO, does participate in general meetings of the Compensation Committee, he does not participate in executive sessions nor does he participate in any discussions concerning his own compensation. Annually, upon request from the Compensation Committee, Messrs. Bolton and Campbell, our CFO, provide the Compensation Committee with data pertinent to their compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members and, at times, outside consultants before making final independent compensation decisions. Messrs. Bolton and Campbell also provide data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, Messrs. Bolton and Campbell, along with our Corporate Secretary and/or outside legal counsel, prepare and present to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee.

Use of Compensation Consultant.  The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at our expense and upon terms established by the Compensation Committee. The Compensation Committee has previously hired external consultants to review the compensation program offered to executive management, benchmark it against industry and peer levels and offer suggestions for changes. The Compensation Committee hired CEL & Associates in 2009 and has previously hired FPL Associates Compensation to provide such review of the compensation program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General Policy

We have adopted a Code of Business Conduct and Ethics, which specifies our policy relating to conflicts of interest. The Code of Business Conduct and Ethics states that a “conflict of interest” occurs when an individual’s private interests interfere in a material way or appear, from the perspective of a reasonable person, to interfere in a material way with our interests as a whole. Under the Code of Business Conduct and Ethics, an employee who becomes aware of a potential conflict of interest must report the conflict to our internal audit group. If the potential conflict of interest involves our chief executive officer and/or our chief financial officer, the Nominating and Corporate Governance Committee of the Board of Directors will determine whether a conflict of interest exists and whether to grant a waiver if a conflict of interest exists. On an annual basis, the Nominating and Corporate Governance Committee of the Board of Directors, as well as the full Board of Directors, reviews the independence of each Director, all transactions involving related parties and any potential conflicts of interests. All transactions involving related parties must be approved by a majority of the disinterested members of our Board of Directors.

Indebtedness of Management

In 1997, 1998, and 2000, we sold shares of common stock and limited partnership units in Mid-America Apartments, L.P. to certain employees pursuant to a Leadership Employee Stock Ownership Program, or LESOP. Under the LESOP, shares of common stock and limited partnership units were sold to employees at market prices, with 15% of the sale price loaned to the employee to be forgiven over a five-year period.

In April 2002, we entered into duplicate LESOP bonus programs to the existing common stock and limited partnership unit sales. These agreements took affect immediately following the conclusion of the first agreements, have the same form and terms of the original agreements, and effectively raise the total LESOP bonus amount to 30% of the original sale price.

Only one loan was outstanding under the LESOP during 2010. George Cates, our former CEO, purchased a total of 175,000 shares pursuant to this program at an aggregate purchase price of $4,496,500. Roughly 85% of this amount, or $3,822,063 was funded by personal loans obtained by Mr. Cates, and the balance, $674,437, was funded by our LESOP bonus program over a five-year period. Mr. Cates’ maximum indebtedness during 2010 was $34,575 which bore an interest rate of 6.4% per annum. In April 2010, the remaining balance of $34,575 was forgiven pursuant to the terms of the LESOP program. Mr. Cates was not an executive officer during 2010.

No loans remained outstanding to serving executive officers during 2010 and no loans remain outstanding to any participants as of April 30, 2010.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The number of shares owned and percentage ownership in the following table is based on 34,871,399 shares of common stock outstanding on December 31, 2010. The following table sets forth information as of December 31, 2010, regarding each person known to us to be the beneficial owner of more than five percent of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC(1) 82 Devonshire Street Boston, MA 02109	3,380,863	9.7%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	3,330,087	9.5%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	3,095,274	8.9%
Invesco Ltd.(4) 1555 Peachtree Street NE Atlanta, GA 30309	2,419,109	6.9%

(1)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 2,002,099 shares and sole power to dispose or to direct the disposition of 3,380,863 shares.
(2)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 46,854 shares, sole power to dispose or to direct the disposition of 3,283,233 shares, and shared power to dispose or to direct the disposition of 46,854 shares.
(3)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 3,095,274 shares and sole power to dispose or to direct the disposition of 3,095,274 shares.
(4)	The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner. The Schedule 13G indicates that the entity has sole power to vote or to direct the vote for 987,060, shared power to vote or direct the vote for 10,549 shares, sole power to dispose or to direct the disposition of 2,413,009 shares and shared power to dispose or to direct the disposition of 6,100 shares.

Security Ownership of Management

The number of shares owned and percentage ownership in the following table is based on 35,713,054 shares of common stock outstanding on January 31, 2011. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of January 31, 2011. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

The following table sets forth the beneficial ownership of our common stock as of January 31, 2011 by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors, nominees and executive officers as a group as of January 31, 2011. Except as otherwise indicated, the address of each officer, director and/or nominee listed below is c/o 6584 Poplar Avenue, Memphis, Tennessee 38138.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
H. Eric Bolton, Jr.**	247,831	(1)	*
Alan B. Graf, Jr.**	21,472	(2)	*
John S. Grinalds**	20,567	(3)	*
Ralph Horn**	56,592	(4)	*
Philip W. Norwood**	6,934	(5)	*
W. Reid Sanders**	111,493	(6)	*
William B. Sansom**	5,978	(7)	*
Simon R. C. Wadsworth**	148,434	(8)	*
Albert M. Campbell, III	14,622	(9)	*
Thomas L. Grimes, Jr.	14,966	(10)	*
James Andrew Taylor	12,917	(11)	*
All Directors, Nominees and Executive Officers as a group (11 Persons)	661,806		1.85%

*	Represents less than 1% of total.
**	Director Nominee.
(1)	Includes 117,670 shares owned directly by Mr. Bolton, as to 108,531 of which Mr. Bolton has sole voting power and as to 9,139 of which Mr. Bolton has shared voting power, (9,139 shares Mr. Bolton owns in a joint account with his wife); 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units; 6,079 shares attributed to Mr. Bolton in our Employee Stock Ownership Plan; and 14,082 shares that Mr. Bolton has the right to acquire upon the exercise of options that are exercisable within 60 days of January 31, 2011.
(2)	Includes 7,956 shares owned directly by Mr. Graf; and 13,516 shares held in a deferred compensation account.
(3)	Includes 5,786 shares owned directly by General Grinalds, as to which 5,272 General Grinalds has sole voting power, and as to 514 of which General Grinalds has shared voting power, (514 shares held in a trust); 14,206 shares held in a deferred compensation account; and 575 shares owned by General Grinalds’ wife.
(4)	Includes 36,956 shares owned directly by Mr. Horn and 19,636 shares held in a deferred compensation account.
(5)	Includes 1,000 shares owned directly by Mr. Norwood and 5,934 shares held in a deferred compensation account.
(6)	Includes 993 shares owned directly by Mr. Sanders; 107,000 shares that Mr. Sanders has the current right to acquire upon redemption of limited partnership units; and 3,500 shares of which Mr. Sanders has shared voting power, (2,000 shares held by Mr. Sanders through an individual retirement account, and 1,500 shares Mr. Sanders has authority to vote through a power-of-attorney).
(7)	Includes 2,356 shares owned directly by Mr. Sansom and 3,622 shares held in a deferred compensation account.
(8)	Includes 91,891 shares owned directly by Mr. Wadsworth; 4,355 shares attributed to Mr. Wadsworth in our Employee Stock Ownership Plan; and 52,188 shares that Mr. Wadsworth has the right to acquire upon redemption of limited partnership units.
(9)	Includes 12,454 shares owned directly by Mr. Campbell, as to which 11,354 Mr. Campbell has sole voting power, and as to 1,100 of which Mr. Campbell has shared voting power, (100 shares held by

Mr. Campbell through an individual retirement account, and 1,000 shares Mr. Campbell owns in a joint account with his wife); and 2,168 shares attributed to Mr. Campbell in our Employee Stock Ownership Plan.
(10)	Includes 11,225 shares owned directly by Mr. Grimes; 2,737 shares attributed to Mr. Grimes in our Employee Stock Ownership Plan; and 1,004 shares owned by Mr. Grimes’ spouse.
(11)	Includes 9,991 shares owned directly by Mr. Taylor, as to which 8,591 Mr. Taylor has sole voting power, and as to 1,400 of which Mr. Taylor has shared voting power, (1,400 shares Mr. Taylor owns in a joint account with his wife); 2,865 shares attributed to Mr. Taylor in our Employee Stock Ownership Plan; and 61 shares owned by Mr. Taylor’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and furnish us with copies of all forms filed.

To our knowledge, based solely on review of the copies of such reports furnished us and representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our directors and executive officers were completed on a timely basis.

EXECUTIVE OFFICERS

The following served as the executive officers in 2010:

H. ERIC BOLTON, JR.

Mr. Bolton, age 54, is our Chief Executive Officer and Chairman of the Board of Directors. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board of Directors in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors.

ALBERT M. CAMPBELL, III

Mr. Campbell, age 44, is our Executive Vice President and Chief Financial Officer. Prior to his appointment as CFO on January 1, 2010, Mr. Campbell served as our Executive Vice President, Treasurer and Director of Financial Planning and was responsible for managing the funding requirements of the business to support corporate strategy. Mr. Campbell joined us in 1998 and was responsible for external reporting and financial planning. Prior to joining us, Mr. Campbell worked as a Certified Public Accountant with Arthur Anderson and served various finance and accounting roles with Thomas & Betts Corporation.

THOMAS L. GRIMES, JR.

Mr. Grimes, age 42, serves as our Executive Vice President and Director of Property Management, overseeing operations of our portfolio. Prior to this position Mr. Grimes served us as an Operations Director over the Central and North Regions. He also served as Director of Business Development where he worked with our joint venture partners, managed our new development efforts and directed our ancillary income business. Mr. Grimes joined us in 1994 and assumed his current position in 2004.

JAMES ANDREW TAYLOR

Mr. Taylor, age 45, serves as our Executive Vice President and Director of Asset Management. He is responsible for our development activities, revenue management, marketing and training, landscape operations, maintenance and capital improvements, and utilities management. He joined us in 1994 and was active with property management operations as an Area Manager and Regional Vice President prior to assuming his role as Director of Asset Management in 2005.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

Our compensation discussion and analysis discusses the total compensation for our named executive officers and will describe to our current shareholders and potential investors, our overall compensation philosophy, objectives and practices. Our compensation philosophy and objectives generally apply to all of our employees and most of our employees are eligible to participate in the two main components of our compensation program (salary and annual bonus). The relative value of each of these programs for individual employees varies based on job role and responsibility, as well as our financial performance. We may limit the availability of some of our other compensation programs (such as retirement plans and health and welfare plans) to comply with regulatory requirements.

What are our overall compensation philosophy and objectives?

Our compensation philosophy is to drive and support our long-term goal of sustainable growth and total shareholder return by paying for performance, with due consideration to balancing risk and reward. By “sustainable growth” we mean investing in our long-term opportunities while meeting our short-term commitments. The main objective of our executive officer compensation program is to align the interests of our executive officers with the interests of shareholders. To achieve this alignment, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term shareholder value. We and our competitors recruit from a limited pool of resources for individuals, who are highly experienced, successful and well rewarded. Accordingly, our executive officer compensation program is designed to link annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives and to align executive officers’ interest with shareholder value creation. To achieve these objectives, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our executive officers, evaluates executive officer performance in light of those goals and sets executive officer compensation levels based on this evaluation.

Our Compensation Committee generally sets executive compensation programs to be competitive with other well-managed, multi-family REITs and private real estate companies, taking into account individually each component of compensation. The Compensation Committee intends for each component and the aggregate of the compensation program to be competitive and to address the Compensation Committee’s general underlying philosophy and policies for executive officer compensation:

•	to align the financial interests of the executive officers with those of our shareholders, both in the short and long term;
•	to provide incentives for achieving and exceeding annual and long-term performance goals;
•	to attract, retain and motivate highly competent executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies;
•	to reward superior corporate and individual performance achieved through ethical leadership; and
•	to appropriately reward executive officers for creating long-term shareholder value and returns.

Our Compensation Committee evaluates the effectiveness of its compensation programs by reviewing our performance as a whole and the performance of individual officers. In doing so, the Compensation Committee takes into account our strategy as annually presented to our Board of Directors, the total return being obtained by our shareholders as well as the return being earned by the shareholders of our peers, our fiscal performance both annually and for longer-term periods, as well as the executive officer’s individual goals. To the extent that the Compensation Committee believes that changes to compensation programs are warranted, it will make changes to the plans as they conclude with respect to long-term incentive plans, and annually with respect to annual bonus plans.

Our Compensation Committee evaluates risks and rewards associated with our overall compensation philosophy and structure. Management discusses with the Compensation Committee the systems that have been put in place to identify and mitigate, as necessary, potential risks. With respect to specific elements of compensation:

•	Base salary does not encourage risk-taking as it is a fixed amount.
•	The annual incentive plan is designed to reward achievement of short-term performance metrics. Through a combination of plan design and Board of Directors and management procedures, undue risk-taking is mitigated. Specifically, the plan has a cap on the award for any individual and constitutes only a portion of the total direct compensation for our executive officers. The plan is also structured to be self-funding in that portions of the incentive that are based on performance measurements must be obtained after the expense of the incentive is considered.
•	Our long term incentive plans are based on total shareholder return over extended periods of time.

What is our executive officer compensation program designed to reward?

Our compensation program is designed to reward our executive officers when they achieve our annual business goals, build shareholder value and maintain long-term careers with the company. We reward these three aspects so that the team will make balanced annual and long-term decisions that result in consistent financial performance, innovation and collaboration within the company.

What are the elements of our executive officer compensation program and why do we provide each element?

We have a straightforward compensation program. The three main elements are salary, bonus and long-term incentives. Each of these elements helps us attract and retain executive officers and the specific purposes of each of them are identified in the descriptions that follow.

Base Salary.  We provide an annual salary to each executive officer as an economic consideration for each person’s level of responsibility, expertise, skills, knowledge and experience.

Bonus.  The bonus is part of our executive officers’ annual compensation and one component of variable compensation. We may or may not award an annual bonus, and the amount of any award varies with our performance and individual considerations.

Long-term incentives.  We provide long-term incentives in the form of stock-based compensation. Over our history, long-term incentives have consisted of stock options, partnership units in our operating partnership and shares of restricted stock. We offer stock-based compensation as an incentive to build long-term shareholder value, to align the interests of executive officers and shareholders, and to retain executive officers through what we hope will be long-term wealth creation in the value of their equity holdings, which have vesting provisions that encourage continued employment. Our executive officers are motivated by the potential appreciation in our stock price. We also encourage stock ownership which we regard as important for commitment, engagement and motivation. We are positioned to refine our long-term incentive strategy should it be in the interests of shareholders so that we can continue to attract and retain the highly skilled talent required to execute our business strategy.

Employment Agreements.  Mr. Bolton had an employment agreement in 2010 which he originally entered into in December 1999 which outlined the compensation he will receive under different termination scenarios. The employment agreement has (i) a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for an annual base salary for Mr. Bolton, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation. In 2008, Mr. Bolton entered into an amended and restated employment agreement. The amended agreement had materially the same terms as the original document but was amended to limit the potential payout to be received as a result of a change of control payout occurring within three years of the Mr. Bolton’s planned retirement. The agreement was also amended to bring it in compliance with Section 409A of the Internal Revenue Code.

Upon Mr. Bolton’s termination due to death or permanent disability or in the event he is terminated without cause by us or suffers a constructive termination of his employment in the absence of a change of control, we will pay Mr. Bolton all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay his base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, we will pay to Mr. Bolton all legal fees incurred by him in connection with his termination without cause or constructive termination by us. In this scenario, our current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

If Mr. Bolton is terminated without cause, suffers a constructive termination in anticipation of, on, or within three years after a change in control, or elects to terminate his employment for any reason within thirty days after either a change of control event or the one year anniversary of a change in control event, he is entitled to receive a payment equal to the sum of two and  99/100 (2.99) times his annual base salary in effect on the date of termination plus two and  99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. However, if the change in control transaction occurs within three years of Mr. Bolton’s planned retirement date, the maximum change of control payment would be the base salary and bonus payable to him through the anticipated date of retirement. To the extent that an excise tax on excess parachute payments will be imposed on Mr. Bolton under Section 4999 of the Internal Revenue Code as a result of such payment, we will pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Mr. Bolton all legal fees incurred by him in connection with the change of control.

Mr. Bolton’s employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of Mr. Bolton not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by us at the time of a change of control termination for the period of two years.

Change of Control Contracts.  Messrs. Campbell, Grimes and Taylor have change of control contracts which they originally entered into in December 1999 which outline the compensation they will receive under certain change of control scenarios. In 2008, Messrs. Campbell, Grimes and Taylor entered into amended and restated change of control contracts with materially similar terms to the original agreements but which were amended to bring the contracts in compliance with Section 409A of the Internal Revenue Code.

Each change of control contract provides that in the event of a change of control termination, each of Messrs. Campbell, Grimes and/or Taylor, is entitled to receive a payment equal to the sum of two and  99/100 (2.99) times his annual base salary in effect on the date of termination plus two and  99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on Messrs. Campbell, Grimes and/or Taylor under Section 4999 of the Internal Revenue Code as a result of such payment, we will pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Messrs. Campbell, Grimes and/or Taylor shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell, Grimes and/or Taylor may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Messrs. Campbell, Grimes and/or Taylor all legal fees incurred by him in connection with the change of control. The change of control contracts also require that Messrs. Campbell, Grimes and/or Taylor may not have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by us at the time of a change of control termination for the period of two years.

Deferred Compensation.  Messrs. Campbell, Grimes and Taylor participate in the Mid-America Apartment Communities, Inc. 401(k) Savings Plan, or the 401(k). Our 401(k) is a defined contribution plan that satisfies the requirements of Section 401(a) and 401(k) of the Code. We may, but are not obligated to, make matching contributions, up to 6% of the participant’s compensation. The 401(k) is open to all employees meeting minimal eligibility requirements.

Mr. Bolton participates in the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan as Amended Effective January 1, 2005, or Deferred Comp Plan. The Deferred Comp Plan is a supplemental non-qualified deferred compensation plan made available to select employees to enable them to accumulate retirement benefits without the limitations on contributions placed on our 401(k) plan. While the operation and investments of the Deferred Comp Plan mirror that of our 401(k) plan, both the deferred compensation of Mr. Bolton and any resultant match by the company are considered general assets of the company.

In accordance with the Deferred Comp Plan, benefits are paid out over five years beginning on the first day following the sixth full month occurring after either death, disability or the participant’s cessation of employment.

How do we determine the amount for each element of executive officer compensation?

General Philosophy.  We believe the levels of compensation we provide should be competitively reasonable and appropriate for our business needs and circumstances. Our approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

Process.  We follow a two-phase process. In the first phase, the Compensation Committee periodically engages a compensation consultant to conduct a competitive compensation analysis. In 2009, the Compensation Committee hired a consultant to estimate the 25th percentile, 50th percentile and 75th percentile positions for base salary, annual bonus, long-term incentive compensation and total remuneration (salary plus bonus plus annualized value of long-term incentives) to assist in establishing compensation for 2010. The range from the 25th percentile to 75th percentile reflects what the Compensation Committee believes is competitively reasonable and appropriate. We believe this range is consistent with our compensation program objectives and is appropriate. In the second phase, we consider many factors in determining appropriate compensation levels for each executive officer. These considerations may include:

•	our analyses of competitive compensation practices;
•	the Compensation Committee’s evaluation of the executive officers;
•	individual performance and contributions to performance goals which could include, but are not limited to funds from operations growth, and total shareholder return growth;
•	company performance, including comparisons to market and peer benchmarks;
•	operational management, such as project milestones and process improvements;
•	internal working and reporting relationships and our desire to encourage collaboration and teamwork among our executive officers;
•	individual expertise, skills and knowledge;
•	leadership, including developing and motivating employees, collaborating within the company, attracting and retaining employees and personal development;
•	labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the perceived long-term value to the company; and
•	information and advice from an independent, third-party compensation consultant engaged by the Compensation Committee.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Compensation Committee’s judgment of these factors along with competitive data that form the basis for determining the CEO’s compensation. The Compensation Committee and the CEO follow a similar practice to determine the basis of the other executive officers’ compensation.

Use of Compensation Consultant.  The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at our expense and upon terms established by the Compensation Committee. In 2009, the Compensation Committee utilized an external consultant, CEL & Associates, Inc., or CEL, to review our compensation programs offered to executive management, benchmark it against industry and peer levels and offer suggestions for changes. The Compensation Committee had the sole power and authority to establish the nature and scope of CEL’s engagement, set the fee to be paid to CEL and terminate CEL’s engagement. The Compensation Committee directed CEL to review our executive compensation program and to recommend changes as deemed appropriate to ensure that our program provides reasonable and competitive pay opportunities that are aligned with key business objectives and best practices. At the direction of the Compensation Committee, our executive officers discussed with CEL the duties of each executive officer and provided CEL with full and complete access to information requested by CEL as part of its evaluation of our executive compensation programs and policies. The Compensation Committee feels it is prudent to have external experts periodically evaluate our program and make suggestions for changes to help ensure the compensation packages being offered are not out of line with peer and/or industry practices. The terms of the engagement and scope of work were established by the Compensation Committee.

CEL presented the results of its review at the March 23, 2010 Compensation Committee meeting and the Compensation Committee considered their review in setting the 2010 compensation programs.

Identification of Peer Group.  As part of CEL’s engagement that the Compensation Committee considered in review of our compensation programs for 2010, CEL provided an independent analysis of our executive compensation program and practices. Based on industry peer group data available to CEL, including data from the most recent proxy filings by representative companies, CEL selected three comparative peer groups: an Asset-Based Peer Group consisting of seven public real estate investment trusts that focus primarily on multifamily properties, a Size-Based Peer Group consisting of 14 public real estate investment trusts that are similar to us in terms of total capitalization and implied market capitalization and a Private Peer Group consisting of 11 private real estate companies that are actively engaged in the multifamily sector. The Compensation Committee and CEL felt reviewing peer data based on these three variables would help provide a good picture of comparable company practices. CEL compared base salaries, annual bonuses, values of long-term incentive plans and total compensation to each peer group. The following companies comprised the peer groups:

Asset-Based Peer Group	Size-Based Peer Group	Private Peer Group
Associated Estates Realty Corporation	American Campus Communities, Inc.	Alliance Residential Co.
BRE Properties, Inc.	Ashford Hospitality Trust, Inc.	Archstone
Camden Properties Trust	Brookdale Senior Living Inc.	Bell Partners
Colonial Properties Trust	Cousins Properties Incorporated	Berkshire Property Advisors, Inc.
Essex Property Trust, Inc.	DCT Industrial Trust Inc.	Carmel Partners
Home Properties, Inc.	Entertainment Properties Trust	Greystar Real Estate Partners
Post Properties, Inc.	Equity One, Inc.	Irvine Company
	FelCor Lodging Trust Incorporated	Lane Company
	First Industrial Realty Trust, Inc.	Prometheus Real Estate Group
	Highwoods Properties, Inc.	Village Green
	National Retail Properties, Inc.	Waterton Residential
Realty Income Corporation
Regency Centers Corporation
Tanger Factory Outlet Centers, Inc.

Comparison of MAA Executive Compensation to Peer Group and Recommendations.  The Compensation Committee received benchmarking information in March 2010 as a result of the CEL engagement. CEL provided a percentile ranking of base salary, annual bonus, long-term incentive and total remuneration for each executive officer against a composite average of the peer groups’ practices. The closest percentile average results were as follows:

	Base Salary	Annual Bonus	Long-Term Incentive	Total Remuneration
H. Eric Bolton, Jr.	50th percentile	50th percentile	50th percentile	50th percentile
Albert M. Campbell, III	below 25th percentile	25th percentile	below 25th percentile	below 25th percentile
Thomas L. Grimes, Jr.	25th percentile	25th percentile	50th percentile	25th percentile
James Andrew Taylor	25th percentile	50th percentile	25th percentile	25th percentile

The Compensation Committee believed these results indicated the salary levels were competitively reasonable and appropriate and were close to their target range of between the 25th percentile and the 75th percentile of peers. The Compensation Committee further felt the lower percentile ranking of Mr. Campbell’s salary was appropriate as his length of service in the CFO role was limited.

In reviewing the comparisons of annual bonus compensation, the Compensation Committee took into account that our funds from operations per share growth and total shareholder return over the period covered by the bonus were in the 78th percentile and 71st percentile of the Asset Based Peer Group, respectively, and the 68th percentile and 72nd percentile of the Size Based Peer Group, respectively. After taking these factors into account, the Compensation Committee believed the level of annual bonus for our executive officers appeared appropriate, both individually for us and when compared to our peers.

In reviewing the comparisons of long-term incentive awards, the Compensation Committee takes into account that it is difficult to compare the earnings in any one year against peer plans as payouts can frequently be based on prior period performances and time periods which are not comparable across companies. When reviewing the peer data, the Compensation Committee also considers the outstanding long-term incentive plan(s) in place and the past performances of us and our peers.

Overall, the Compensation Committee believed the results of the CEL engagement indicated the current compensation packages were in line with peer practices and that the total remuneration approached the 25th percentile to 75th percentile range that the Compensation Committee feels is appropriate as a general benchmark. The Compensation Committee did not feel that any material adjustments to the executive compensation packages were required at the time.

How compensation or amounts realizable from prior compensation are considered.  The amount of past compensation, including annual bonus awards, and amounts realized or realizable from prior stock option or restricted stock awards, is generally not a significant factor in the Compensation Committee’s considerations, because these awards would have been earned based on prior years’ performances. The Compensation Committee does, however, consider the timings of prior awards when reviewing the retention aspects of compensation packages.

Tax considerations.  A goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m), which limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to our executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation”. The Compensation Committee believes it is appropriate to take into account the $1 million limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. None of the executive officers received compensation in 2010 that would exceed the $1 million limit on deductibility.

Role of our executive officers in compensation decisions.  While Mr. Bolton, our CEO, did participate in general meetings of the Compensation Committee in 2010, he did not participate in executive sessions nor did he participate in any discussions concerning his own compensation. Annually, upon request from the Compensation Committee, our CEO and CFO provide the Compensation Committee with data pertinent to their and the other executive officers’ compensation. This information may from time-to-time include peer executive compensation levels, achievement of individual performance components of their annual bonus plans, or data pertinent to their annual base salary increases. The Compensation Committee utilizes this information, along with input from committee members, and, at times, outside consultants, and in the case of our CEO, input from all of the members of the Board of Directors before making final independent compensation decisions. Our CEO and CFO also provide data pertinent to the terms of our long-term incentive plans to the Compensation Committee, upon their request. At the end of any incentive or bonus plan measurement period, our CEO and CFO, along with our Corporate Secretary and/or outside legal counsel, prepare and present to the Compensation Committee, the preliminary results of the plan for the committee’s review and, if necessary, further evaluation and/or adjustment. All incentive plans are ultimately developed and adopted by the Compensation Committee. All compensation related to our CEO is recommended by our Compensation Committee to our full Board of Directors which ultimately has responsibility for approving CEO compensation.

Timing, grant date and exercise price for stock option awards.  The Compensation Committee has not awarded any stock options since 2002. When the Compensation Committee was utilizing stock options as part of the compensation package they consistently maintained a practice to award stock options only at specific times in order to avoid any claim that grants to executive officers were initiated during periods potentially advantageous to them. During its winter meeting, the Compensation Committee would grant stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. These grants were effective on the day awarded by the Compensation Committee with exercise prices equal to the closing price of our common stock on the NYSE on that day. Other than the annual grants described above, the Compensation Committee only considered additional grants for new employees. These grants were made in conjunction with the hiring of the employee and after Compensation Committee approval with the exercise price being equal to the closing price of our common stock on the NYSE on the day of grant.

Stock Ownership/Retention Guidelines.  Our executive officers are not subject to mandated stock ownership or stock retention guidelines. It is the belief of the Compensation Committee that the equity-based programs included in the executive compensation packages ensure that our executive officers are also owners and that those plans work to align the executive officers’ goals with the best interests of shareholders. Mr. Bolton is currently serving as a director on our Board of Directors and as such is subject to the stock ownership guidelines required of our directors which require ownership of $100,000 of our shares or the equivalent within three years of joining the Board of Directors.

What is our analysis of the compensation for our named executive officers in 2010?

General.  The Fiscal 2010 target total direct compensation table below summarizes the levels established by our Compensation Committee with respect to salary, target bonus, and target total direct compensation. We discuss each element of the table in the narrative that follows.

		Target Annual Bonus Plan
	Base Salary(1)	Percent of Base Salary	Dollar Potential(2)	Target Total
H. Eric Bolton, Jr.	$437,302	0% – 200%	$874,604	$1,311,906
Albert M. Campbell, III	$208,093	0% – 100%	$208,093	$416,186
Thomas L. Grimes, Jr.	$206,794	0% – 100%	$206,794	$413,588
James Andrew Taylor	$175,000	0% – 100%	$175,000	$350,000

(1)	These are the base salaries awarded by the Compensation Committee for 2010.
(2)	Reflects the target potential bonus payment under the Annual Bonus Plan. The maximum potential bonus payment under the Annual Bonus Plan would include a discretionary 25% modifier on top of the target values shown in the table. More information on the Annual Bonus Plan can be found in the narrative that follows.

Salary.  Since several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary. Base salaries for each named executive officer are individually determined by the Compensation Committee after considering:

•	breadth, scope and complexities of their respective role;
•	internal equity and affordability;
•	the named executive officer’s current compensation;
•	individual and corporate performance; and
•	peer group market competitiveness (based on the peer groups set forth previously)

Internal equity in this context means ensuring that employees with similar responsibilities, experience and historical performance are rewarded comparably. Affordability is also used in determining base salaries and annual increases. We look at base salary, annual incentive opportunities and long-term equity compensation to understand whether total direct compensation is competitive and affordable. We do not seek to set the base salary of any employee including any named executive officer, at a certain multiple of the salary of another specified employee.

2010 Base Salaries.  In March 2009, the Compensation Committee considered a request from the CEO that executive officer salaries remain flat for 2009 as one of the expense control measures that management wanted to make to manage the company’s financial status during the downturn in the economy. Upon consideration of this request the Compensation Committee approved holding 2009 annual base salaries for our named executive officers at their 2008 level. In March 2010, in addition to the fact that executive management had not received an increase in salary in 2009, the Compensation Committee took into account the results of the CEL engagement, each component of compensation, and the average salary increase company-wide, and increased the executive officers base salaries to the levels indicated in the above table. For Mr. Bolton, this represented an increase of 7%, which the Compensation Committee felt was in line with the increases received by our general employee base over the previous two years. Mr. Campbell received an increase of 30% which the Compensation Committee felt fairly represented the increase in his responsibilities as a result of his promotion to CFO on January 1, 2010. Messrs. Grimes and Taylor received increases of 21% and 17%, respectively. The Compensation Committee felt that given their experience in their current positions, it was no longer appropriate for Messrs. Grimes and Taylor to remain on the lower end of the 25th to 75th percentile range.

Annual Bonus/Short-Term Incentive.  The annual incentive bonuses are intended to compensate executive officers for achieving our annual financial goals at corporate and business unit levels and for achieving agreed-upon individual annual performance objectives. The Compensation Committee believes that this feature of compensation motivates executive officers to strive to attain our annual goals. Historically, the Compensation Committee has utilized annual bonus plans with both cash and/or restricted stock payout features depending on the size of the award earned and the potential cash impact to us. The annual bonus plan for executive officers for 2010 included both funds from operations per diluted share and unit, or FFO per Share, growth and individual goal performance objectives and in the cases of Messrs. Grimes and Taylor, same store gross operating income, or GOI, growth. Both the FFO and same store GOI growth allow for a range of bonus opportunities based on the actual growth achieved. Our Board of Directors annually reviews and approves an overall business strategy for the company. In connection with the annual bonus plan, the Compensation Committee approves annual individual goals for each executive officer that support the overall business strategy approved for the company and which correlate to each executive officers role within the company. These individual goals include a combination of quantitative goals as well as qualitative goals. The Compensation Committee reviews our financial results in order to determine the performance level achieved in connection with the executive’s attainment of quantitative goals. Next, the Compensation Committee reviews the executive’s efforts and results in achieving the individual goals as assigned and the role each executive’s efforts played in supporting the overall business strategy of the company. The weight of each performance factor varies by participant in the plan. The Compensation Committee feels it is appropriate to partially base these annual awards on company performance metrics such as FFO and same store GOI as the award is intended to reward the executive officer for achieving our corporate financial goals. When setting the goals for these performance metrics, the Compensation Committee intends to establish levels that will ensure actual performance results will likely be superior to peer performance and generally exceed market expectations for the company. In determining actual results, the Compensation Committee reserves the right to adjust FFO and same store GOI for items impacting the metrics which were not contemplated in the original overall business strategy ratified by the Board of Directors, but which the Compensation Committee feels were in the best interest of shareholders.

For 2010, total annual bonus plan opportunities were be based on 2010 base salaries as follows:

Percentage of 2010 Base Salary Opportunity
H. Eric Bolton, Jr.	200%
Albert M. Campbell, III	100%
Thomas L. Grimes, Jr.	100%
James Andrew Taylor	100%

The amount of the opportunity earned will be weighted among the individual criteria as outlined below:

	FFO per Share Growth	Same Store GOI Growth	Individual Goals	Total
H. Eric Bolton, Jr.	80%	0%	20%	100%
Albert M. Campbell, III	80%	0%	20%	100%
Thomas L. Grimes, Jr.	50%	30%	20%	100%
James Andrew Taylor	50%	30%	20%	100%

The percentage of the FFO per Share Growth and Same Store GOI Growth criterias earned was based on the following performance levels:

Percent of Criteria Opportunity Earned
Minimum Threshold	0.0%
Threshold I	12.5%
Threshold II	25.0%
Threshold III	37.5%
Target	50.0%
Target I	62.5%
Target II	75.0%
Target III	87.5%
High	100.0%

The performance levels achieved for 2010 were based upon the following:

Performance Level	FFO per Share Growth	GOI Growth
Minimum Threshold	< -2.3%	< -2.3%
Threshold I	-2.29% to -1.80%	-2.29% to -1.80%
Threshold II	-1.79% to -1.30%	-1.79% to -1.30%
Threshold III	-1.29% to -0.80%	-1.29% to -0.80%
Target	-0.79% to -0.30%	-0.79% to -0.30%
Target I	-0.29% to 0.20%	-0.29% to 0.20%
Target II	0.21% to 0.70%	0.21% to 0.70%
Target III	0.71% to 1.20%	0.71% to 1.20%
High	> 1.21%	> 1.21%

In setting performance levels, the Compensation Committee took into account the published First Call expectations for us. The First Call FFO per Share growth expectation for 2010 was -6.3% and was -4.3% for same store GOI growth.

On March 22, 2011, the Compensation Committee evaluated the performance of both quantitative aspects of the plan. FFO per Share growth for 2010 was -5.8%, which would have resulted in no payout of the FFO per Share portion of the plan. The Compensation Committee reviewed several unplanned and non-routine items which occurred during the year and impacted FFO per Share. The Compensation Committee adjusted 2010 FFO per Share for transactions undertaken to improve our balance sheet strength which were not considered when setting the performance levels or included in the overall business strategy approved by the Board of Directors at the beginning of the year, but which were deamed to be in the best long-term interest of our shareholders. After the adjustment, FFO per Share growth for 2010 was -0.5%, which resulted in the Target payout level. Same store GOI growth for 2010 was -0.7%, resulting in the Target payout level for this portion of the plan.

The Compensation Committee, in consultation with our Chief Executive Officer, also analyzed the individual performance of our named executive officers and the satisfaction of the qualitative individual goals for each named executive officer. The individual goals of Messrs. Bolton, Campbell, Grimes and Taylor and certain of their accomplishments are set forth below:

•	Mr. Bolton’s individual goals for 2010 were as follows: strategic leadership; operating results; leadership, employee and organizational development; customer relations and product quality; company growth and balance sheet strength; and shareholder relations. In evaluating Mr. Bolton’s qualitative performance, the Compensation Committee and Board of Directors considered Mr. Bolton’s accomplishment, including:
º	ensuring that the current year’s business plan conformed to our long-term strategic plan;
º	achieving operating results that met or exceeded external earnings guidance and achieving results that compare favorably to peers and sector performance;
º	developing and executing a succession plan for our executive leadership;
º	ensuring responsive and effective customer service as well as property maintenance;
º	exceeding acquisition goals outlined in the 2010 business plan; and
º	proactively communicating with investors and analysts, seeking opportunities to expand our shareholder base and continuing to monitor our corporate governance practices
•	Mr. Campbell’s individual goals for 2010 were as follows: ensuring continued solid financial, systems and risk management and focusing on efficiencies in all key functions to enhance performance. After reviewing Mr. Bolton’s assessment of Mr. Campbell’s performance, the Compensation Committee considered Mr. Campbell’s accomplishments, including:
º	developing and supporting organizational plan to manage key finance department areas;
º	ensuring quality, accurate and timely financial reporting to constituents;
º	planning and implementing strategies to support our business plan as well as developing a plan to address our short-term and long-term financing needs;
º	ensuring consistent, stable and efficient systems support; and
º	executing budget and forecast development, supporting acquisition analysis and managing joint venture relationships.
•	Mr. Grimes’ individual goals for 2010 were as follows: succession planning for key property management positions; promote internally and externally our operating platform; push garage occupancy; develop and protect our culture; customer relations; evaluate onsite office staffing model and individual financial, leadership and strategy skill development. After reviewing Mr. Bolton’s assessment of Mr. Grimes’ performance, the Compensation Committee considered Mr. Grimes’ accomplishments, including:
º	updating key property management succession plan;
º	presenting management, investor and analyst presentations;
º	executing multiple field feedback meetings;
º	revising tracking of garage rentals and increasing garage occupancy;
º	revising programs to assess and improving customer satisfaction; and
º	joining the ULI Multi-Family Gold Council.

•	Mr. Taylor’s individual goals for 2010 were as follows: execute DepositSaver program; individual financial, and strategy skill development; execute interior upgrade and bulk cable programs and focus on efficiency metrics. After reviewing Mr. Bolton’s assessment of Mr. Taylor’s performance, the Compensation Committee considered Mr. Taylor’s accomplishments, including:
º	exceeding projected fee increases from DepositSaver;
º	registering for SNL REIT Valuation program;
º	exceeding goals and objectives for interior upgrade program;
º	completing the bulk cable project and analyzing the short term and long term financial impact; and
º	focusing on organization and efficiency metrics.

The Compensation Committee exercised their subjective discretion to determine that Messrs. Bolton, Campbell, Grimes and Taylor had achieved 100% of their individual goals, which are inherently qualitative in nature.

Under the plan, the Compensation Committee has the right to apply up to a positive or negative 25% discretionary modifier to the bonus earned. The Compensation Committee reviewed overall 2010 performance of MAA including total shareholder return of 37.7% and FFO per Share which beat First Call expectations and decided to apply a positive 25% discretionary modifier to the annual bonuses for all executive officers. Following these determinations, the Compensation Committee, and in regards to the CEO, the Board of Directors, awarded the following cash bonuses in compliance with the 2010 annual bonus plan:

	2010 Annual Bonus Paid in 2011
	Dollar Amount Earned	Percent of 2010 Base Salary
H. Eric Bolton, Jr.	$655,953	150%
Albert M. Campbell, III	$156,070	75%
Thomas L. Grimes, Jr.	$155,096	75%
James Andrew Taylor	$131,250	75%

Long-term Incentive Compensation.  Equity-based plans provide for longer-term incentives that both align executive officer performance with our long-term goals and offer a retention component to the compensation package. The Compensation Committee also believes that having executive officers who are significant shareholders helps to better align their interests with that of other shareholders. During 2010, the Compensation Committee approved the 2010 Long Term Incentive Plan, or 2010 LTIP, for 30 associates which included executive management. The Compensation Committee felt it was appropriate to establish a new plan at this time as the performance and potential award features of all previous plans had been exhausted. The 2010 LTIP included a service traunche that awarded shares of restricted stock in 2010 to vest over multiple years, the timing of which was dependent upon our total shareholder return, or TSR, performance from January 4, 2010 through December 31, 2010. The service shares awarded to executive management equaled 25% of their 2010 base salary. The 2010 LTIP also included a performance traunche that awarded shares on a sliding scale also dependent upon TSR performance from January 4, 2010 through December 31, 2010. Executive management had the ability to earn up to 50% of their 2010 base salary in shares of restricted stock through the performance traunche of the 2010 LTIP. The annualized TSR recognized over the performance period in accordance with the 2010 LTIP was 36.0% which resulted in the fastest vesting of the shares of restricted stock issued through the service traunche and 100% of the performance traunche being earned. The shares of restricted stock earned under the performance traunche of the 2010 LTIP were issued in January 2011. Vesting of shares of restricted stock issued under the 2010 LTIP depend upon continued employment with MAA. Participants receive dividends on shares of restricted stock issued during their vesting period under the 2010 LTIP.

The shares of restricted stock issued to executive management through the 2010 LTIP and their respective vesting periods are indicated below. No further awards will be made under the 2010 LTIP.

	Service Shares Issued in 2010	Performance Shares Issued in 2011	Vesting
H. Eric Bolton, Jr.	2,269	4,538	50% January 1, 2011; 50% January 1, 2012
Albert M. Campbell, III	1,080	2,160	50% January 1, 2011; 50% January 1, 2012
Thomas L. Grimes, Jr.	1,073	2,146	50% January 1, 2011; 50% January 1, 2012
James Andrew Taylor	908	1,816	50% January 1, 2011; 50% January 1, 2012

The Compensation Committee also awarded retention shares of restricted stock for certain members of executive management in 2010. Dependent upon continued employment with us, the shares will vest 33% in March 2011, March 2012 and March 2013. Participants will receive dividends on shares of restricted stock issued during their vesting period. The shares of restricted stock issued to members of executive management are indicated below:

Retention Shares Issued in 2010
Albert M. Campbell, III	956
Thomas L. Grimes, Jr.	950
James Andrew Taylor	804

During 2010, our executive officers also participated in various other equity-based plans that had been granted in prior years. The remaining previously granted long-term incentive plans that the executive officers participated in during 2010 were based on prior performance periods, had no opportunity for restricted stock awards either in 2010 or beyond, and were simply in various stages of vesting previously issued shares of restricted stock.

All of the long-term investment plans are described in more detail in the narrative accompanying the Summary Compensation Table and Grants of Plan Based Awards Table sections of this proxy.

Conclusion

The Compensation Committee believes that the company’s executive leadership is a key element to its success and that the compensation package offered to the executive officer is a key element in attracting and retaining the appropriate personnel.

The Compensation Committee believes it has historically maintained compensation for the company’s executive officers at levels that are reflective of the talent and success of the individuals being compensated, and with the inclusion of additional compensation directly tied to performance, the Compensation Committee believes executive compensation will be sufficiently comparable to its industry peers to allow us to retain our key personnel at costs which are appropriate for the company.

The Compensation Committee will continue to develop, analyze and review its methods for aligning executive management’s long-term compensation with the benefits generated for shareholders. The Compensation Committee believes the idea of creating ownership in the company helps align management’s interests with the interests of shareholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the Compensation Committee feels it is necessary or appropriate as a measure to incent, retain and reward our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Mid-America Apartment Communities, Inc. has reviewed and discussed with management the information contained in the Compensation Discussion & Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and our Annual Report on Form 10-K.

COMPENSATION COMMITTEE :
Philip W. Norwood (Chairman)
Ralph Horn
William B. Sansom

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers. Values for stock and option awards represent full grant date fair value in accordance with FASB ASC Topic 718 and appear in the year of the grant. These values represent the total expense that we will recognize over time related to the plan, but due to performance and employment requirements, as well as vesting schedules, they may or may not represent the value or timing of stock as recognized by the named executive officers under the respective stock or option plan. For information on actual shares issued to named executive officers through stock and option plans, please see the footnotes to this table and the Outstanding Equity Awards table found later in this Proxy Statement.

Name and Principal Position	Year	Salary(1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
H. Eric Bolton, Jr. CEO (all years)
	2010	$429,800.96	$500.00	$287,544.00	(3)	$—	$655,953.00	(11)	$—	$36,888.73	(12)	$1,410,686.69
	2009	$407,753.06	$500.00	$—		$—	$815,506.00		$—	$2,352.88		$1,226,111.94
	2008	$404,133.91	$500.00	$751,999.43	(4)	$—	$538,234.00		$—	$82,548.26		$1,777,415.60
Albert M. Campbell, III EVP and CFO EVP and Treasurer EVP and Treasurer
	2010	$206,415.84	$500.00	$188,817.00	(5)	$—	$156,069.75	(11)	$—	$4,921.38	(13)	$556,723.97
	2009	$159,640.00	$500.00	$—		$—	$159,640.00		$—	$900.00		$320,680.00
	2008	$158,223.09	$500.00	$184,599.15	(6)	$—	$114,741.00		$—	$4,485.72		$462,548.96
Thomas L. Grimes, Jr. EVP and Director of Property Management Operations (all years)
	2010	$197,565.97	$500.00	$187,637.00	(7)	$—	$155,095.50	(11)	$—	$5,767.59	(14)	$546,566.06
	2009	$170,440.93	$500.00	$—		$—	$106,526.00		$—	$2.50		$277,469.43
	2008	$168,928.32	$500.00	$197,088.84	(8)	$—	$86,553.00		$—	$949.50		$454,019.66
James Andrew Taylor EVP and Director of Asset Management (all years)
	2010	$168,653.85	$500.00	$158,791.00	(9)	$—	$131,250.00	(11)	$—	$4,927.96	(15)	$464,122.81
	2009	$149,999.99	$500.00	$—		$—	$93,750.00		$—	$865.61		$245,115.60
	2008	$147,692.32	$500.00	$173,451.97	(10)	$—	$76,173.00		$—	$3,058.87		$400,876.16

(1)	Represents salary actually paid during the calendar year indicated. This value may vary slightly from the base salary awarded by the Compensation Committee as our Compensation Committee generally awards current year salaries in March of each year and because our payroll is paid every two weeks and may carryover a calendar year end.
(2)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant. For a complete description of the assumptions made in determining the FASB ASC Topic 718 valuation, please refer to Stock Based Compensation in our audited financial statements in our Annual Report on Form 10-K for the indicated fiscal year.
(3)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2010 Long Term Incentive Plan. The total maximum value Mr. Bolton could be awarded under the 2010 Long Term Incentive Plan is $327,977. Mr. Bolton was awarded 2,269 shares under the Service Based traunche of this plan on March 23, 2010 and 4,538 shares under the Performance Based traunche of the plan on January 1, 2011. No additional awards will be made under this plan.
(4)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2008 Key Management Restricted Stock Plan. The total maximum value Mr. Bolton could be awarded under the 2008 Key Management Restricted Stock Plan is $1,529,073. Mr. Bolton was awarded 1,935 shares under the Annual Service Based traunche of this plan on July 1, 2008. No shares were earned or awarded under the Annual Performance Based traunche of the plan. The final traunche, the Three Year Performance Based traunche, will not complete its performance period until December 31, 2011. It is unknown at this time if any shares will be earned and awarded under this traunche.
(5)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant of $136,830 and $51,987 for the entire 2010 Long Term Incentive Plan and the 2010 Executive Restricted Stock Grant, respectively. The total maximum value Mr. Campbell could be awarded under the

2010 Long Term Incentive Plan and the 2010 Executive Restricted Stock Grant is $156,070 and $51,987, respectively. Mr. Campbell was awarded 1,080 shares under the Service Based traunche of the 2010 Long Term Incentive Plan on March 23, 2010 and 2,160 shares under the Performance Based traunche of the plan on January 1, 2011. Mr. Campbell was awarded 956 shares under the 2010 Executive Restricted Stock Grant on March 23, 2010. No additional awards will be made under these plans.
(6)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2008 Key Management Restricted Stock Plan. The total maximum value Mr. Campbell could be awarded under the 2008 Key Management Restricted Stock Plan is $359,190. Mr. Campbell was awarded 758 shares under the Annual Service Based traunche of this plan on July 1, 2008. No shares were earned or awarded under the Annual Performance Based traunche of the plan. The final traunche, the Three Year Performance Based traunche, will not complete its performance period until December 31, 2011. It is unknown at this time if any shares will be earned and awarded under this traunche.
(7)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant of $135,976 and $51,661 for the entire 2010 Long Term Incentive Plan and the 2010 Executive Restricted Stock Grant, respectively. The total maximum value Mr. Grimes could be awarded under the 2010 Long Term Incentive Plan and the 2010 Executive Restricted Stock Grant is $155,096 and $51,661, respectively. Mr. Grimes was awarded 1,073 shares under the Service Based traunche of the 2010 Long Term Incentive Plan on March 23, 2010 and 2,146 shares under the Performance Based traunche of the plan on January 1, 2011. Mr. Grimes was awarded 950 shares under the 2010 Executive Restricted Stock Grant on March 23, 2010. No additional awards will be made under these plans.
(8)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2008 Key Management Restricted Stock Plan. The total maximum value Mr. Grimes could be awarded under the 2008 Key Management Restricted Stock Plan is $383,492. Mr. Grimes was awarded 809 shares under the Annual Service Based traunche of this plan on July 1, 2008. No shares were earned or awarded under the Annual Performance Based traunche of the plan. The final traunche, the Three Year Performance Based traunche, will not complete its performance period until December 31, 2011. It is unknown at this time if any shares will be earned and awarded under this traunche.
(9)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant of $115,070 and $43,722 for the entire 2010 Long Term Incentive Plan and the 2010 Executive Restricted Stock Grant, respectively. The total maximum value Mr. Taylor could be awarded under the 2010 Long Term Incentive Plan and the 2010 Executive Restricted Stock Grant is $131,250 and $43,722, respectively. Mr. Taylor was awarded 908 shares under the Service Based traunche of the 2010 Long Term Incentive Plan on March 23, 2010 and 1,816 shares under the Performance Based traunche of the plan on January 1, 2011. Mr. Taylor was awarded 804 shares under the 2010 Executive Restricted Stock Grant on March 23, 2010. No additional awards will be made under these plans.
(10)	Represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant for the entire 2008 Key Management Restricted Stock Plan. The total maximum value Mr. Taylor could be awarded under the 2008 Key Management Restricted Stock Plan is $337,500. Mr. Taylor was awarded 712 shares under the Annual Service Based traunche of this plan on July 1, 2008. No shares were earned or awarded under the Annual Performance Based traunche of the plan. The final traunche, the Three Year Performance Based traunche, will not complete its performance period until December 31, 2011. It is unknown at this time if any shares will be earned and awarded under this traunche.
(11)	Represents the 2010 Annual Bonus for executive officers as awarded by the Compensation Committee on March 22, 2011.
(12)	All other compensation for Mr. Bolton consists of matching company contributions to the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan.
(13)	All other compensation for Mr. Campbell consists of matching company contributions to the Mid-America Apartment Communities Inc. 401(k) Savings Plan.
(14)	All other compensation for Mr. Grimes consists of matching company contributions to the Mid-America Apartment Communities Inc. 401(k) Savings Plan.
(15)	All other compensation for Mr. Taylor consists of matching company contributions to the Mid-America Apartment Communities Inc. 401(k) Savings Plan.

During the last several years, we have implemented certain equity-based plans that were designed to incentivize our management to maximize short-term and long-term shareholder value. While some of these plans were put in place prior to 2010, awards earned under the plans and the vesting of shares issued under the plans may not occur until future years. A full discussion of each plan and its role in compensating our named executive officers is discussed below.

Options.  We have not granted any options since 2002 when the Compensation Committee made its last option grant to both executive officers and other employees. The Compensation Committee historically granted options to executive officers in conjunction with other employee grants on the day of its annual winter meeting. These grants were priced as of the closing market price on the day of grant. We have never had any program, plan or practice in place to time stock option grants to coordinate with the release of material non-public information. All previously granted and unexercised options became fully vested in 2007 and will expire in February 2012. The Compensation Committee does not currently plan to utilize options as a component of executive compensation in the future. At the time the Compensation Committee ceased the grant of options to our employees, it was felt that this component of compensation may not be as effective as desired because price appreciation of REIT stocks had not historically been as significant as growth stocks, limiting the potential benefit of an option grant to the employee and thus limiting the successfulness of the program as a retention tool. Since this decision, accounting rule changes requiring the expensing of options through our income statement, regardless of actual benefit to the recipient, has further strengthened the Compensation Committee’s view that this type of compensation is not as cost-effective a tool as others.

Other Long-Term Incentive Plans.  As a result of the discontinuation of the option and other prior components of the equity-based plans, the Compensation Committee moved to the issuance of shares of restricted common stock as an alternative to these incentive programs. The Compensation Committee felt these programs would continue to foster the alignment of management with the concerns of shareholders by making executive officers shareholders while providing opportunities to create long-term retention tools. The following equity-based plans are long-term plans implemented by the Compensation Committee to meet these objectives.

•	2002 Key Management Restricted Stock Program. In 2002, the Compensation Committee granted a total of 45,338 shares of restricted common stock to executive officers as part of the 2002 Key Management Restricted Stock Program, or the 2002 Program. The shares could vest in 2002 through 2004 if our funds available for distribution increased during those years by an amount established at the beginning of the plan. Because the mandated growth in funds available for distribution was not satisfied, the 2002 Program reverted to a retention plan and the shares will vest 20% a year for five consecutive years beginning in 2008 conditioned upon each employees continued employment with us. Recipients receive dividend payments on the shares of restricted stock prior to vesting. The Compensation Committee tried to incent participants in the 2002 Program to increase funds available for distribution by offering the early vesting feature based on funds available for distribution growth as well as included a retention feature by requiring continued employment for the longer vesting schedule should the early vesting not be obtained.
•	2005 Key Management Restricted Stock Program. In 2005, the Compensation Committee approved the 2005 Key Management Restricted Stock Program, or the 2005 Program. The 2005 Program awarded executive officers, along with 20 other key employees, up to 1.5 times their then annual salary in shares of restricted common stock based on a sliding scale of total shareholder return (as defined below) over three 12-month measurement periods ending on June 30, 2006, 2007 and 2008.

Total Shareholder Annual Performance	Percent of Opportunity Earned
Less than 9.99%	0%
10.00% – 10.99%	25%
11.00% – 11.99%	50%
12.00% – 12.99%	75%
Greater than 13.00%	100%

There was also a catch-up provision if the targets were not met for any particular measurement period, but exceeded the targets in subsequent measurement periods. Any shares of restricted stock earned will vest 100% at the end of a three-year restriction period that begins immediately upon the conclusion of the applicable measurement period. Dividends will be paid during the restriction period. Shares not earned during the measurement periods, or pursuant to the catch-up provisions, will not be awarded under the 2005 Program. There is no automatic vesting of shares. The Compensation Committee felt that while the 2005 Program retained a retention aspect, it better aligned managements efforts with shareholders as it is based on total shareholder return rather than the early vesting opportunity of funds available for distribution of the 2002 Program which can be impacted by accounting rule changes and one-time events, and the 2005 Program does not contain an automatic vesting feature.

On June 30, 2006, participants earned and were issued 100% of the first performance period award. These subsequently vested on June 30, 2009. No further awards were or can be earned under the 2005 Program.

•	Long-Term Performance Based Incentive Compensation Plan. The Compensation Committee submitted to our shareholders for approval the Long-Term Performance Based Incentive Compensation Plan (the “Long-Term Plan”) for then executive officers. Our shareholders approved this plan on June 2, 2003. The Long-Term Plan allowed our CEO and CFO to earn performance units that convert into shares of restricted stock based on achieving defined total shareholder investment return performance levels. The potential awards were based on our performance from January 1, 2003, through December 31, 2005. Performance units generated were earned as of December 31, 2005, and were immediately convertible into shares of restricted stock. While these shares of restricted stock are entitled to dividend payments, they will not be transferable until they vest. Dependent upon the executive officer’s continued employment, any shares of restricted stock awarded will vest 20% annually from 2006 through 2010. In the event of death, disability, retirement or change of control any unvested shares of restricted stock will immediately vest.

Shareholder investment performance was calculated by the combination of dividends paid plus either (i) the market closing price of our common stock on December 31, 2005, or (ii) the value of our common stock at the close of business December 31, 2005. The value of our common stock was calculated by using a 12.5 multiple of funds available for distribution, or FAD, per share earned in 2005. The methodology utilized was to be that which generated the highest performance unit award pay-out at December 31, 2005.

The number of performance units to be issued was dependent upon the compounded shareholder investment return performance as indicated in the following table:

Compounded Shareholder Investment Return Performance	Percentage of Value Created to be Awarded
< = 10.0%	0%
10.1% – 11.0%	1%
11.1% – 12.0%	2%
> = 12.1%	3%

In addition to the above, the compounded shareholder investment return performance had to rank within the top one-third of peer multifamily REITs as defined by the Compensation Committee. The number of performance units awarded was to equal the percentage of value created to be awarded times the total shareholder value created, divided by the value or price per share used in the generation of the shareholder investment return performance. The performance units were then to be allocated 60% to the CEO and 40% to the CFO. Based upon the then current share price and share price projections, a total potential award for the Long-Term Plan and the example provided in the proxy statement dated April 30, 2003, was presented as $3,632,429. Due to the creation of significant shareholder value resulting from the increase in the per share price of our common stock, if the Long-Term Plan were to have ended in 2004, the total award would have exceeded

$14 million. As a result of the size of the potential award, Messrs. Bolton and Wadsworth, our then chief financial officer, approached the Compensation Committee and offered to allow the Long-Term Plan to be modified to cap the total of any potential award to $3,632,429, the amount originally presented to shareholders. The Compensation Committee voted to accept this modification to the Long-Term Plan effective with the filing of the 2005 proxy statement. Based on the December 31, 2005, closing price of $48.50 per share of our common stock and Mid-America’s 2005 FAD per share result of $2.55, both calculations of the Long-Term Plan resulted in the cap of $3,632,429 being awarded. On March 14, 2006, the Compensation Committee, along with outside legal counsel, reviewed and approved the peer group and ranking results and granted 44,937 and 29,958 shares of restricted stock to Messrs. Bolton and Wadsworth, respectively, in compliance with the Long-Term Plan. As with all of the equity-based plans, the Compensation Committee was attempting to balance aligning management’s goals and performance with the results obtained by shareholders as well as including a retention feature.

•	2008 Key Management Restricted Stock Program. In May 2008, the Compensation Committee adopted the 2008 Key Management Restricted Stock Plan, or the 2008 Plan, for executive officers and other key management. The Compensation Committee felt it was appropriate to establish a new plan at this time as the performance and potential award features of all previous plans had been exhausted. The 2008 Plan consists of both an annual and three year program. Under the annual program participants can earn both service and performance based shares of restricted stock. The service based shares were awarded on July 1, 2008 and the timing of vesting depends on continued employment and total shareholder return performance. The earning of restricted shares under the performance program is based on employment and total shareholder return performance from July 1, 2008 through December 31, 2009. No shares were earned under the annual performance program. Participation in the three year program is limited to the executive officers and awards shares of restricted stock based upon both our total shareholder return performance from July 1, 2008 through December 31, 2011 and that performance in relation to that of our peers. Any shares earned through the three year program will be issued on January 1, 2012 and will vest 25% annually beginning on January 1, 2013. Recipients will receive dividend payments on any shares of restricted stock earned and issued during the restriction periods. On July 1, 2008, we issued 15,920 shares of restricted stock under the annual service based program of the 2008 Plan.
•	2010 Long Term Incentive Plan. In March 2010, the Compensation Committee adopted the 2010 Long Term Incentive Plan, or the 2010 Plan, for executive officers and other key management. The Compensation Committee felt it was appropriate to establish a new plan at this time as the performance and potential award features of all previous plans had been exhausted. The 2010 Plan consists of both a service and performance based program. The service based program awarded 5,330 shares of restricted stock to executive management on March 23, 2010 the vesting timing for which depends on continued employment and total shareholder return performance from January 4, 2010 through December 31, 2010. The earning of restricted shares under the performance program was based on employment and total shareholder return performance from January 4, 2010 through December 31, 2010. Executive management earned 10,660 shares of restricted stock through the performance program of the 2010 LTIP which were awarded on January 1, 2011. All shares earned through the 2010 LTIP will vest 50% on January 1, 2011 and 50% of January 1, 2012. Recipients will receive dividend payments on any shares of restricted stock earned and issued during the restriction periods.
•	2010 Executive Restricted Stock Grant. In conjunction with the grant of the 2010 LTIP in March 2010, the Compensation Committee also approved the grant of a total of 2,710 shares of restricted stock to certain members of executive management. Dependent upon continued employment, the shares of restricted stock will vest 33% on March 23, 2011, 2012 and 2013. Participants will receive dividend payments on unvested shares.

Grants of Plan Based Awards

The 2010 annual bonus plan was structured to reward executive officers for company performance and features a potential cash payout opportunity of up to 200% of 2010 base salary for Mr. Bolton and up to 100% of 2010 base salary for Messrs. Campbell, Grimes and Taylor, with a modifier that can be applied by the Compensation Committee at its discretion, allowing the bonus amount awarded to be lowered or raised by up to 25%. While the weight of each of the specific performance features varies by executive, the bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year FFO per diluted share/unit growth, same store GOI growth and the achievement of individual goals as approved by the Compensation Committee. In determining FFO growth, the Compensation Committee has the ability to factor in any material and non-recurring events that may occur that impact the company’s FFO performance.

The Compensation Committee feels this annual cash bonus rewards the executive officers for short term company performance. The potential cash bonuses for fiscal year 2010 to be paid in 2011 and target and maximum performance levels are set forth below.

The following table summarizes grants of plan-based awards made to our executive officers for 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
H. Eric Bolton, Jr.	3/23/2010	$—	$874,604.00	$1,093,255.00
Albert M. Campbell, III	3/23/2010	$—	$208,093.00	$260,116.00
Thomas L. Grimes, Jr.	3/23/2010	$—	$206,794.00	$258,493.00
James Andrew Taylor	3/23/2010	$—	$175,000.00	$218,750.00

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of outstanding equity awards held by each of our executive officers as of December 31, 2010. These awards are often related to long-term incentive plans with performance periods in prior years. Frequently, the shares were also issued in prior years and are serving out various vesting features. Please refer to the footnotes of the table for further details.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
H. Eric Bolton, Jr. CEO	14,082	(1)	$25.52	(1)	2/19/2012	(1)
							7,017	(2)	$445,509.33
							1,935	(3)	$122,853.15	19,267	(17)	$1,223,259.00
							6,807	(4)	$432,176.43
Albert M. Campbell, III EVP and CFO							2,228	(5)	$141,455.72
							758	(6)	$48,125.42	3,772	(17)	$239,460.00
							956	(7)	$60,696.44
							3,240	(8)	$205,707.60
Thomas L. Grimes, Jr. EVP and Director of Property Management Operations							2,104	(9)	$133,582.96
							809	(10)	$51,363.41	4,027	(17)	$255,661.50
							950	(11)	$60,315.50
							3,219	(12)	$204,374.31
James Andrew Taylor EVP and Director of Asset Management							1,754	(13)	$111,361.46
							712	(14)	$45,204.88	3,544	(17)	$225,000.00
							804	(15)	$51,045.96
							2,724	(16)	$172,946.76

(1)	On February 19, 2002, Mr. Bolton was granted an option to purchase 60,000 shares of our common stock as part of the Compensation Committee’s annual grant of options to MAA employees. The exercise price for the options is $25.52, the closing price of the common stock on the New York Stock Exchange on February 19, 2002. Mr. Bolton has exercised the option with respect to all but 14,082 shares of common stock.
(2)	On April 24, 2002, Mr. Bolton was granted 17,544 shares of restricted common stock in conjunction with MAA’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Bolton’s continued employment.
(3)	On July 1, 2008, Mr. Bolton was granted 1,935 shares of restricted common stock in conjunction with MAA’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. The early vesting requirements were not met so the shares will vest equally on an annul basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Bolton’s continued employment.
(4)	On March 23, 2010, Mr. Bolton was granted 2,269 shares of restricted common stock in conjunction with MAA’s 2010 Long Term Incentive Plan. The plan allows for early vesting if certain performance measures are met. The plan also allowed for additional performance shares of restricted common stock to be awarded dependent upon certain performance metrics. Mr. Bolton earned an additional 4,538 shares of restricted common stock under this plan as of December 31, 2010. All of the shares earned will vest 50% on January 1, 2011 and 50% on January 1, 2012, dependent upon Mr. Bolton’s continued employment.
(5)	On April 24, 2002, Mr. Campbell was granted 5,572 shares of restricted common stock in conjunction with MAA’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Campbell’s continued employment.
(6)	On July 1, 2008, Mr. Campbell was granted 758 shares of restricted common stock in conjunction with MAA’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. The early vesting requirements were not met so the shares will vest equally on an annul basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Campbell’s continued employment.
(7)	On March 23, 2010, Mr. Campbell was granted 956 shares of restricted common stock in conjunction with MAA’s 2010 Executive Restricted Stock Grant. Dependent upon Mr. Campbell’s continued employment, the shares will vest 33% on March 23, 2011, 2012 and 2013.
(8)	On March 23, 2010, Mr. Campbell was granted 1,080 shares of restricted common stock in conjunction with MAA’s 2010 Long Term Incentive Plan. The plan allows for early vesting if certain performance measures are met. The plan also allowed for additional performance shares of restricted common stock to be awarded dependent upon certain performance metrics. Mr. Campbell earned an additional 2,160 shares of restricted common stock under this plan as of December 31, 2010. All of the shares earned will vest 50% on January 1, 2011 and 50% on January 1, 2012, dependent upon Mr. Campbell’s continued employment.
(9)	On April 24, 2002, Mr. Grimes was granted 5,263 shares of restricted common stock in conjunction with MAA’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Grimes’ continued employment.
(10)	On July 1, 2008, Mr. Grimes was granted 809 shares of restricted common stock in conjunction with MAA’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. The early vesting requirements were not met so the shares will vest equally on an annul basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Grimes’ continued employment.
(11)	On March 23, 2010, Mr. Grimes was granted 950 shares of restricted common stock in conjunction with MAA’s 2010 Executive Restricted Stock Grant. Dependent upon Mr. Grimes’ continued employment, the shares will vest 33% on March 23, 2011, 2012 and 2013.
(12)	On March 23, 2010, Mr. Grimes was granted 1,073 shares of restricted common stock in conjunction with MAA’s 2010 Long Term Incentive Plan. The plan allows for early vesting if certain performance measures are met. The plan also allowed for additional performance shares of restricted common stock to be awarded dependent upon certain performance metrics. Mr. Grimes earned an additional 2,146 shares of restricted common stock under this plan as of December 31, 2010. All of the shares earned will vest 50% on January 1, 2011 and 50% on January 1, 2012, dependent upon Mr. Grimes’ continued employment.
(13)	On April 24, 2002, Mr. Taylor was granted 4,386 shares of restricted common stock in conjunction with MAA’s 2002 Key Management Restricted Stock Plan. The plan allowed for early vesting if certain performance measures were met. The early vesting requirements were not met and the shares will now vest equally over five years beginning on March 31, 2008, and each anniversary thereafter, contingent upon Mr. Taylor’s continued employment.
(14)	On July 1, 2008, Mr. Taylor was granted 712 shares of restricted common stock in conjunction with MAA’s 2008 Key Management Restricted Stock Plan. The plan allows for early vesting if certain performance measures are met. The early vesting requirements were not met so the shares will vest equally on an annual basis beginning January 1, 2011 and ending on January 1, 2014, contingent upon Mr. Taylor’s continued employment.
(15)	On March 23, 2010, Mr. Taylor was granted 804 shares of restricted common stock in conjunction with MAA’s 2010 Executive Restricted Stock Grant. Dependent upon Mr. Taylor’s continued employment, the shares will vest 33% on March 23, 2011, 2012 and 2013.

(16)	On March 23, 2010, Mr. Taylor was granted 908 shares of restricted common stock in conjunction with MAA’s 2010 Long Term Incentive Plan. The plan allows for early vesting if certain performance measures are met. The plan also allowed for additional performance shares of restricted common stock to be awarded dependent upon certain performance metrics. Mr. Taylor earned an additional 1,816 shares of restricted common stock under this plan as of December 31, 2010. All of the shares earned will vest 50% on January 1, 2011 and 50% on January 1, 2012, dependent upon Mr. Grimes’ continued employment.
(17)	Shares represent the total potential dollar value that can be earned by executive officers through the remaining life of the 2008 Key Management Restricted Stock Plan divided by our closing stock price on December 31, 2010.

Option Exercise and Stock Vested

No options were exercised by executive officers during 2010. The following table summarizes the number of shares acquired upon the vesting of stock awards and the value realized by our executive officers as a result of each such occurrence during 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
H. Eric Bolton, Jr. CEO	450	$22,648.50
	3,509	$181,731.11
	8,987	$570,584.63
Albert M. Campbell, III EVP and CFO	1,114	$57,694.06
Thomas L. Grimes, Jr. EVP and Director of Property Management Operations	1,053	$54,534.87
James Andrew Taylor EVP and Director of Asset Management	877	$45,419.83

(1)	The shares represented in this column vested from the following plans:

Plan	ASC 718 Grant Date	Stock Issue Date	Total Shares Granted	Shares Vested	Remaining Unvested Shares	Vesting Schedule
Executive Restricted Stock Grant
H. Eric Bolton, Jr.	2/22/2000	2/22/2000	4,500	450	—	10% annually beginning on 2/22/2001
2002 Key Management Restricted Stock Plan
H. Eric Bolton, Jr.	1/1/2002	4/24/2002	17,544	3,509	7,017	20% annually beginning 3/31/2008
Albert M. Campbell, III	1/1/2002	4/24/2002	5,572	1,114	2,228	20% annually beginning 3/31/2008
Thomas L. Grimes, Jr.	1/1/2002	4/24/2002	5,263	1,053	2,104	20% annually beginning 3/31/2008
James Andrew Taylor	1/1/2002	4/24/2002	4,386	877	1,754	20% annually beginning 3/31/2008
Long-Term Performance Based Incentive Compensation Plan
H. Eric Bolton, Jr.	1/1/2003	3/14/2006	44,937	8,987	—	20% annually beginning on 12/31/2006

Non-Qualified Deferred Compensation

We adopted the Mid-America Apartment Communities Non-Qualified Executive Deferred Compensation Retirement Plan, or Nonqualified Plan, for employees who were not qualified for participation in our 401(k) savings plan. Under the terms of the Nonqualified Plan, our CEO and CFO may elect to defer a percentage of their compensation and we may match a portion of their salary deferral. The plan is designed so that the employees’ investment earnings under the non-qualified plan should be the same as the earning assets in our 401(k) savings plan. The following table discloses the participation of executive officers in the Nonqualified Plan in 2010:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
H. Eric Bolton, Jr. CEO	$74,718.46	$36,888.73	$168,530.90	$—	$1,140,990.90

Employment Agreements and Potential Payments Upon Termination or Change in Control

Mr. Bolton had an employment agreement during 2010 that he entered into in December 1999, which outlines the compensation he will receive under different termination scenarios. The employment agreement has; (i) a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; and (ii) provides for an annual base salary for Mr. Bolton, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation. In 2008, Mr. Bolton entered into an amended and restated employment agreement. The amended agreement had materially the same terms as the original document but was amended to limit the potential payout to be received by the executive as a result of a change of control payout occurring within three years of the executive’s planned retirement from MAA. The agreement was also amended to bring it in compliance with Section 409A of the Internal Revenue Code.

Upon Mr. Bolton’s termination due to death or permanent disability or in the event he is terminated without cause or suffers a constructive termination of his employment in the absence of a change of control, we will pay Mr. Bolton all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay him his base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options. Finally, we will pay to Mr. Bolton all legal fees incurred by him in connection with his termination without cause or constructive termination. In this scenario, our current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

If Mr. Bolton is terminated without cause, suffers a constructive termination in anticipation of, on, or within three years after a change in control, or elects to terminate his employment for any reason within thirty days after either a change of control event or the one year anniversary of a change in control event, he is entitled to receive a payment equal to the sum of two and  99/100 (2.99) times his annual base salary in effect on the date of termination plus two and  99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. However, if the change in control transaction occurs within three years of the executive’s planned retirement date, the maximum change of control payment would be the base salary and bonus payable to executive through the anticipated date of retirement. To the extent that an excise tax on excess parachute payments will be imposed on Mr. Bolton under Section 4999 of the Internal Revenue Code as a result of such payment, we will pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Mr. Bolton shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Mr. Bolton all legal fees incurred by him in connection with the change of control.

The employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of Mr. Bolton not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by us at the time of a change of control termination for the period of two years.

Messrs. Campbell, Grimes and Taylor have change of control contracts that they originally entered into in December 1999, which outline the compensation they will receive under certain change of control scenarios. In 2008, Messrs. Campbell, Grimes and Taylor entered into amended and restated change of control contracts with materially similar terms to the original agreements but were amended to bring the contracts in compliance with Section 409A of the Internal Revenue Code.

Each change of control contract provides that in the event of a change of control termination, each of Messrs. Campbell, Grimes and/or Taylor, is entitled to receive a payment equal to the sum of two and  99/100 (2.99) times his annual base salary in effect on the date of termination plus two and  99/100 (2.99) times his average annual cash bonus paid during the two immediately preceding fiscal years. To the extent that an excise tax on excess parachute payments will be imposed on Messrs. Campbell, Grimes or Taylor under Section 4999 of the Internal Revenue Code as a result of such payment, we will pay him an additional amount sufficient to reimburse him for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Messrs. Campbell, Grimes or Taylor shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell, Grimes or Taylor may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change of control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. Finally, we will pay Messrs. Campbell, Grimes or Taylor all legal fees incurred by him in connection with the change of control. The change of control contracts also require that Messrs. Campbell, Grimes and/or Taylor may not have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by Mid-America at the time of a change of control termination for the period of two years.

Calculation of Benefits.  The following table includes an estimate of the potential payments we would be required to make upon termination of employment of the named executive officers in each of the circumstances described above. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•	The date of termination is December 31, 2010;
•	The annual salary at the time of termination equals the 2010 base salary as established by the Compensation Committee for each executive officer;
•	There is no accrued and unpaid salary; and
•	There is no unpaid reimbursement for expenses incurred prior to the date of termination.

Name	Salary	Annual Bonus	Options	Stock Plans(1)	Taxes
Termination due to death, disability, or without cause in the absence of a change of control
H. Eric Bolton, Jr. CEO	$437,302.00	$655,953.00	$—	$1,000,538.91	$769,232.88
Termination without cause in anticipation of, on, or within three years after a change in control
H. Eric Bolton, Jr. CEO	$1,307,532.98	$2,199,831.21	$—	$1,000,538.91	$1,649,175.68
Albert M. Campbell, III EVP and CFO	$622,198.07	$471,986.08	$—	$455,985.18	$571,081.72
Thomas L. Grimes, Jr. EVP and Director of Property Management Operations	$618,314.06	$391,124.14	$—	$449,636.18	$537,877.61
James Andrew Taylor EVP and Director of Asset Management	$523,250.00	$336,375.00	$—	$380,559.06	$458,092.09

(1)	Amounts represent unvested restricted shares as of December 31, 2010, at the closing price on December 31, 2010, from the following outstanding plans:

Plan	Total Shares Granted	Shares Vested	Remaining Unvested Shares	Vesting Schedule
2002 Key Management Restricted Stock Grant
H. Eric Bolton, Jr.	17,544	10,527	7,017	20% annually beginning on 3/31/2008
Albert M. Campbell, III	5,572	3,344	2,228	20% annually beginning on 3/31/2008
Thomas L. Grimes, Jr.	5,263	3,159	2,104	20% annually beginning on 3/31/2008
James Andrew Taylor	4,386	2,632	1,754	20% annually beginning on 3/31/2008
2008 Key Management Restricted Stock Grant
H. Eric Bolton, Jr.	1,935	—	1,935	25% annually beginning on 1/1/2011
Albert M. Campbell, III	758	—	758	25% annually beginning on 1/1/2011
Thomas L. Grimes, Jr.	809	—	809	25% annually beginning on 1/1/2011
James Andrew Taylor	712	—	712	25% annually beginning on 1/1/2011
2010 Executive Restricted Stock Grant
Albert M. Campbell, III	956	—	956	33% annually beginning on 3/23/2011
Thomas L. Grimes, Jr.	950	—	950	33% annually beginning on 3/23/2011
James Andrew Taylor	804	—	804	33% annually beginning on 3/23/2011
2010 Long Term Incentive Plan
H. Eric Bolton, Jr.	6,807	—	6,807	50% annually beginning on 1/1/2011
Albert M. Campbell, III	3,240	—	3,240	50% annually beginning on 1/1/2011
Thomas L. Grimes, Jr.	3,219	—	3,219	50% annually beginning on 1/1/2011
James Andrew Taylor	2,724	—	2,724	50% annually beginning on 1/1/2011

Compensation Risks

We believe that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. Furthermore, the Compensation Committee believes that the nature of the various elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee, with input from independent compensation consultants, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded that the long-term nature of incentive plans tied to total shareholder return or other performance measurements discouraged excessive short-term risk taking. The Compensation Committee also determined that the capped nature of the long-term incentive plans would serve to discourage excessive or inappropriate risk taking in the long term. The Compensation Committee feels there is an appropriate mix of compensation elements to minimize any risk taking by executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2010, the Compensation Committee consisted of Mr. Norwood, as Chairman, Mr. Horn, and Mr. Sansom. None of the current members of the Compensation Committee is or was an officer or employee of the company. During 2010, none of our named executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION TABLE

As part of their analysis, consultants hired by the Compensation Committee to advise on executive officer compensation programs also review our director compensation programs and offer the Compensation Committee guidance to ensure director compensation programs are appropriate. Directors who are employees of MAA do not receive additional remuneration for serving as directors. In 2010, each non-employee director received $30,000 on an annual basis for serving on our Board of Directors. To compensate for their additional duties, the Audit Committee chairman received an additional $15,000, and other committee chairmen received an additional $7,500. Directors also received $1,500 for attending in person a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting, and $1,000 for attending by telephone a meeting of the Board of Directors or a committee meeting not held in conjunction with a Board of Directors meeting. In accordance with our Non-Qualified Deferred Compensation Plan For Outside Company Directors, the directors have the option of having phantom stock issued into a deferred compensation account in lieu of receiving cash. If directors choose to defer their compensation in this manner, the stock is then issued in two annual installments either in shares of our common stock or in a cash equivalent upon the director’s retirement from the Board of Directors.

Non-employee directors also currently receive the equivalent of $40,000 worth of shares of restricted common stock in MAA upon their reelection to our Board of Directors. The shares vest after one year. At the discretion of the Compensation Committee, new directors appointed to our Board of Directors mid-term may receive a pro-rata grant of restricted stock based on the amount of time until the next Annual Meeting of Shareholders.

The table below represents the compensation earned by each non-employee director during 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Alan B. Graf, Jr.	$58,500.00	$39,971.06	$—	$—	$—	$30,865.39	$129,336.45
John S. Grinalds	$47,375.00	$39,971.06	$—	$—	$—	$34,019.88	$121,365.94
Ralph Horn	$54,859.00	$39,971.06	$—	$—	$—	$45,642.03	$140,472.09
Mary E. McCormick	$4,459.00	$—	$—	$—	$—	$5,666.26	$10,125.26
Philip W. Norwood	$50,866.00	$39,971.06	$—	$—	$—	$12,016.51	$102,853.57
W. Reid Sanders	$40,000.00	$54,925.56	$—	$—	$—	$—	$94,925.56
William B. Sansom	$42,958.00	$39,971.06	$—	$—	$—	$7,555.15	$90,484.21

(1)	This column represents annual director fees, meeting fees and chairmen fees regardless of whether they were paid as cash or deferred by the director and issued as phantom stock in Mid-America’s Non-qualified Deferred Compensation Plan For Outside Company Directors.

(2)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718 in the year of the grant. The total maximum value Messrs. Graf, Grinalds, Horn, Norwood and Sansom can receive under this grant is $39,971.06, each. Mr. Sanders joined the Board during 2010 and received a partial grant to compensate him for the service he would provide prior to the annual director grant. The total combined maximum value Mr. Sanders can receive under his grants is $54,925.56. The restricted common stock awards that were earned in 2010 include the following grants:

Name	Date of Grant	Price of Grant	Number of Shares	Vesting Schedule	2010 ASC 718 Expense	Full Grant Date Fair Value
Alan B. Graf, Jr.	5/28/2009	$35.03	856	100% on May 28, 2010	$12,165.40	$29,985.68
John S. Grinalds	5/28/2009	$35.03	856	100% on May 28, 2010	$12,165.40	$29,985.68
Ralph Horn	5/28/2009	$35.03	856	100% on May 28, 2010	$12,165.40	$29,985.68
Philip W. Norwood	8/23/2007	$49.73	1,508	33.33% annually for three years	$16,194.82	$74,992.84
Philip W. Norwood	5/20/2008	$55.47	180	50% annually for two years	$1,916.35	$9,984.60
W. Reid Sanders	3/23/2010	$54.38	275	100% on May 28, 2010	$14,954.50	$14,954.50
William B. Sansom	11/30/2006	$60.00	1,458	14.2% on 5/22/2007 then 28.6% annually for three years	$10,414.18	$87,480.00
William B. Sansom	5/20/2008	$55.47	180	50% annually for two years	$1,916.35	$9,984.60
(3)	This column includes the dividend reinvestment shares acquired in MAA’s Non-Qualified Deferred Compensation Plan For Outside Company Directors during the year.

AUDIT COMMITTEE REPORT

The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2010 with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, Mid-America’s independent registered public accounting firm, the matters required by Codification of Statement on Auditing Standards No. 61, the Sarbanes-Oxley Act of 2002, and other matters required by the charter of this committee.

The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Rule 3526, and has discussed with Ernst & Young LLP their independence from the company and its management.

The Audit Committee has received both management’s and the independent registered public accountant’s reports on internal control over financial reporting and has discussed the results of those audits. Management reported to the Audit Committee that no material weaknesses were identified by management during its assessment.

The Audit Committee has discussed with management and the independent registered public accountants such other matters and received such assurances from them as they deemed appropriate.

As a result of their review and discussions, the Audit Committee has recommended to the Board of Directors the inclusion of our audited financial statements in the annual report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
Alan B. Graf, Jr. (Chairman)
John S. Grinalds
W. Reid Sanders

AUDIT AND NON-AUDIT FEES

The following table shows the fees paid or accrued by us for audit and other services provided by Ernst & Young LLP, our independent registered public accounting firm effective October 31, 2005, for the years ended December 31, 2010 and 2009.

	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total Fees
2010	$1,058,875	$—	$—	$1,995	$1,060,870
2009	$969,641	$—	$—	$1,770	$971,411

SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2002, our Audit Committee began pre-approving all services provided by our independent registered public accounting firm and has pre-approved all new services since that time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors proposes that Messrs. Bolton, Graf, Grinalds, Horn, Norwood, Sanders, Sansom and Wadsworth, all of whom are currently serving as directors, be reelected for a new term of one year or until their successors are duly elected and qualified. We have no reason to believe that any nominee for Director will not agree or be available to serve as a Director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by our Board of Directors. The presence of a quorum at the Annual Meeting, either in person or by written proxy, and the affirmative vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as a Director.

Our Board of Directors believes that it is necessary for our directors to possess a variety of background and skills in order to provide a broad voice of experience and leadership. When searching for new candidates, the Nominating and Corporate Governance Committee considers the evolving needs of our Board of Directors and searches for candidates that fill any current or anticipated future gap. When considering new directors, the Nominating and Corporate Governance Committee considers the amount of business management and education of a candidate, industry knowledge, conflicts of interest, public company experience, integrity and ethics, and commitment to the goal of maximizing stockholder value. The Nominating and Corporate Governance Committee does not have a policy about diversity, but does seek to provide our Board of Directors with a depth of experience and differences in viewpoints and skills. In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee considers both the entirety of each candidate’s credentials and the current and potential future needs of our Board of Directors. With respect to the nomination of continuing directors for re-election, the individual’s contributions to our Board of Directors are also considered.

All our directors bring unique skills to our Board of Directors, integrity, high ethical standards and a dedication to representing our shareholders. Furthermore, all of our directors live in states in which we currently have real estate investments. This provides them with geographic expertise related to our portfolio footprint. Certain individual qualifications and skills of our directors that contribute to our Board of Director’s effectiveness as a whole are described below.

Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement.

NOMINEES FOR ELECTION

Terms will expire at the 2011 Annual Meeting

H. ERIC BOLTON, JR.

Mr. Bolton, age 54, has served as a director since February 1997. Mr. Bolton is our Chairman of the Board of Directors and Chief Executive Officer. Mr. Bolton joined us in 1994 as Vice President of Development and was named Chief Operating Officer in February 1996 and promoted to President in December 1996. Mr. Bolton assumed the position of Chief Executive Officer following the planned retirement of George E. Cates in October 2001 and became Chairman of the Board of Directors in September 2002. Mr. Bolton was with Trammell Crow Company for more than five years, and prior to joining us was Executive Vice President and Chief Financial Officer of Trammell Crow Realty Advisors. The other public company and registered investment company boards that Mr. Bolton has served on during the past five years are as follows:

Years Served on Board
Joined	Retired
2008	March 2010	Interstate Hotels and Resorts, Inc.

Committees:  None

Key Attributes, Experiences and Skills:  Mr. Bolton brings to our Board of Directors ethical, decisive and effective leadership, extensive business and operating experience, and a tremendous knowledge of our company and the multi-family real estate industry. In addition, Mr. Bolton offers his broad strategic vision for our company. Mr. Bolton’s service as our Chairman and Chief Executive Officer creates a critical link between management and our Board of Directors, enabling the Board of Directors to perform its oversight function with the benefits of management’s perspectives on the business.

ALAN B. GRAF, JR.

Mr. Graf, age 57, has served as a director since June 2002. Mr. Graf is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998 and is a member of FedEx Corporation’s Executive Committee. Prior to that time, Mr. Graf was Executive Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. Mr. Graf joined FedEx in 1980. Mr. Graf also serves on the board of Methodist LeBonheur Healthcare. The other public company and registered investment company boards that Mr. Graf has served on during the past five years are as follows:

Years Served on Board
Joined	Retired
2002	Present	NIKE, Inc.

Committees:  Audit (Chairman)

Key Attributes, Experiences and Skills:  As a result of Mr. Graf’s 30-year career at FedEx Corporation, Mr. Graf offers valuable business leadership, management experience and offers insight and guidance on strategic direction and growth opportunities. Mr. Graf also provides financial expertise to our Board of Directors, including an understanding of financial statements, corporate finance, accounting and capital markets, as a result of his financial background and his service on the audit committee of NIKE, Inc.

JOHN S. GRINALDS

Major General John S. Grinalds USMC (Retired), age 73, has served as a director since November 1997. Major General Grinalds served as the president of The Citadel from 1997 until August 2005. Prior to assuming the presidency of The Citadel, Major General Grinalds was the headmaster of Woodberry Forest School. From 1959 to 1991, Grinalds rose to the rank of Major General in the United States Marine Corps. Major General Grinalds is also a director of Immunoscience, Inc. The other public company and registered investment company boards that Major General Grinalds has served on during the past five years are as follows:

Years Served on Board
Joined	Retired
2005	2009	Carolina First Bank (The South Financial Group)

Committees:  Audit

Key Attributes, Experiences and Skills:  Major General Grinalds provides principled leadership, which was the cornerstone of both his distinguished military career and his presidency at The Citadel where he was lauded for integrating leadership and ethics into all aspects of campus life. Major General Grinalds’ military service enables him to offer keen insight into strategic planning and organizational development.

RALPH HORN

Mr. Horn, age 70, has served as a director since April 1998. Mr. Horn was elected President, Chief Operating Officer, and a director of First Tennessee National Corporation, or FTNC, now First Horizon National Corporation, in July 1991 and Chief Executive Officer in April 1994. Mr. Horn was elected Chairman of the Board of Directors of FTNC in January 1996. Mr. Horn served as Chief Executive Officer and President of FTNC until July 2002, and as Chairman of the Board of Directors through December 2003. The other public company and registered investment company boards that Mr. Horn has served on during the past five years are as follows:

Years Served on Board
Joined	Retired
1995	2008	Harrah’s Entertainment, Inc.
2001	Present	Gaylord Entertainment Corporation – Lead Director

Committees:  Nominating and Corporate Governance (Chairman), Compensation

Key Attributes, Experiences and Skills:  Mr. Horn offers valuable business, leadership and management, and strategic planning experience which he gained during his tenure as Chief Executive Officer and Chairman of First Horizon National Corporation. In addition, Mr. Horn provides valuable insight from his experience serving as a director of a number of other large public companies, which has provided him with extensive corporate governance experience.

PHILIP W. NORWOOD

Mr. Norwood, age 63, has served as a director since August 2007. Mr. Norwood has served as the President and Chief Executive Officer of Faison Enterprises, Inc., a real estate development and investment company, since 1994. Prior to joining Faison Enterprises, Inc., Mr. Norwood held several positions for Trammell Crow Company. Mr. Norwood is a member of several real estate associations.

Committees:  Compensation (Chairman), Nominating and Corporate Governance

Key Attributes, Experiences and Skills:  Mr. Norwood offers extensive and in-depth real estate knowledge and experience as a result of his 30 year career in the real estate industry and extensive participation in some of the most prominent real estate associations. This knowledge and experience allows him to offer astute insight into operational and strategic matters as well as potential acquisitions and divestitures. In addition, Mr. Norwood’s industry specific operational experience makes him uniquely qualified to serve as the Chairman of our Compensation Committee as he has a keen understanding of executive compensation, its impact on recruitment and retention and the alignment of management and shareholder interests.

W. REID SANDERS

Mr. Sanders, age 61, has served as a director since March 2010. Mr. Sanders is the Co-Founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Funds. Prior to co-founding Southeastern Asset Management in 1975, Mr. Sanders worked as an investment officer for First Tennessee Investment Management with responsibility for the investments of the largest trust department in Tennessee from 1973 to 1975, and worked in credit analysis and commercial lending in the banking industry from 1971 to 1973. Mr. Sanders currently serves on the Board of Directors for Independent Bank, serves on the Investment Committee at Cypress Realty, a limited partnership involved in commercial real estate, and is on the Advisory Board of SSM Venture Partners. The other public company and registered investment company boards that Mr. Sanders has served on during the past five years are as follows:

Years Served on Board
Joined	Retired
2009	Present	Two Harbors Investment Corp.
2004	2007	Two Rivers Caital Management
2001	2006	Harbor Global Company, Ltd

Committees:  Audit

Key Attributes, Experiences and Skills:  Mr. Sanders offers financial expertise and valuable insight into the capital markets stemming from his 39 year career in the financial industry. Mr. Sanders understanding of financial statements, corporate finance, and accounting makes him a valued member of the Audit Committee. In addition, Mr. Sanders’ service on the Investment Committee of a commercial real estate limited partnership allows him to provide valuable insights regarding the evaluation of potential acquisitions and divestitures.

WILLIAM B. SANSOM

Mr. Sansom, age 69, has served as a director since November 2006. Mr. Sansom is the Chairman of the Board of Directors, Chief Executive Officer and President of the H.T. Hackney Co. From 1979 to 1981, Mr. Sansom served as the Tennessee Commissioner of Transportation, and from 1981 to 1983 as the Tennessee Commissioner of Finance and Administration. Mr. Sansom has served as the Chairman of the Board of Directors of the Tennessee Valley Authority. The other public company and registered investment company boards that Mr. Sansom has served on during the past five years are as follows:

Years Served on Board
Joined	Retired
1995	2006	Martin Marietta Materials
2006	Present	Tennessee Valley Authority
1985	Present	First Horizon National Corporation
2001	Present	Astec Industries

Committees:  Compensation, Nominating and Corporate Governance

Key Attributes, Experiences and Skills:  Mr. Sansom’s service as the Chief Executive Officer of the H.T. Hackney Co. provides valuable business leadership and management experience, including expertise leading a large organization with expansive operations depending on localized and empowered management, giving him a keen understanding of issues facing our operations. In addition, Mr. Sansom’s experience on the board of directors of the Tennessee Valley Authority, First Horizon National Corporation and Astec Industries has given him a strong understanding of risk management and corporate governance.

SIMON R.C. WADSWORTH

Mr. Wadsworth, age 64, has served as a director since March 1994. Mr. Wadsworth served as Executive Vice President and Chief Financial Officer since joining Mid-America in March 1994 through his planned retirement as such on January 1, 2010. Mr. Wadsworth owned a distribution company from 1982 until its successful sale in 1993 and prior to that served as Director of Mergers and Acquisitions for Holiday Inns, Inc.

Committees: None

Key Attributes, Experiences and Skills:  As our former Chief Financial Officer, Mr. Wadsworth offers our Board of Directors a deep and comprehensive knowledge of, and experience with, our company and the multi-family real estate industry. Through his experience of financing the growth of our company during his tenure, Mr. Wadsworth lends valuable in depth knowledge of apartment and apartment REIT debt and equity financing, analysis of cost of capital and investment strategies as well as strategies for growing shareholder value. In addition, Mr. Wadsworth provides other financial expertise, including an understanding of financial statements and accounting.

Our Board of Directors recommends a vote “FOR” each of the Director nominees.

The affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, is required to elect the nominees as Directors.

PROPOSAL NO. 2
AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000

Background

On March 22, 2011, the Board of Directors authorized and approved an amendment to our Charter to increase the number of authorized shares of common stock to 150,000,000, or the Amendment. The Amendment is subject to your approval. Our Board of Directors recommends that you approve the Amendment.

The complete text of the Amendment is attached hereto as Appendix A. If the Amendment is approved by the shareholders, the Amendment will become effective upon filing with the Secretary of State of the State of Tennessee, which we expect to occur promptly after the 2011 Annual Meeting or any adjournment thereof. The text of the Amendment may vary, however, for such changes that are consistent with this proposal that we may deem necessary or appropriate.

Purpose of the Amendment

Our Board of Directors believes that the number of shares of common stock presently available for future issuance under our Charter is insufficient and has determined it to be in our best interests and in the best interests of our shareholders to propose an increase to the number of authorized shares of common stock for general corporate purposes, potential capital raising transactions, stock splits, stock dividends or acquisitions. Our Board of Directors from time-to-time evaluates such opportunities and considers different capital structuring alternatives designed to advance our business strategy. Our Board of Directors believes that the additional shares of common stock will provide us with an enhanced flexibility to issue shares of common stock in the future without shareholder approval, except as may be required by law, regulation or stock exchange rules, to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtain shareholder approval for a particular issuance.

Description of Our Common Stock

Currently, our Charter authorizes the issuance of up to 50,000,000 shares of common stock. As of March 18, 2011, 36,326,061 shares of common stock were issued and outstanding and 4,759,227 shares of common stock were reserved for issuance under our equity-based compensation programs and our controlled equity offering program. If this proposal is approved by our shareholders, we will be authorized to issue up to 150,000,000 shares of common stock. Although we may consider issuing shares of common stock in the future for purposes of potential capital raising transactions, stock splits, stock dividends or acquisitions, there are currently no binding agreements or commitments with respect to the issuance of our common stock for any purpose.

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. There are no preemptive rights related to the common stock.

Possible Effects on Holders of Our Common Stock

Our Board of Directors considered the possible negative impact the increase in the number of shares of common stock could have on the existing shareholders. Our Board of Directors believes that existing shareholders would experience some dilution of their ownership interests as additional shares of common stock are issued. Our Board of Directors concluded that any such negative impact would be outweighed by the positive effect on the shareholders resulting from our growth.

Possible Anti-Takeover Effect

The Amendment could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company that our Board of Directors determines is not in our best interests or in the best interests of our shareholders. The ability of our Board of Directors to cause us to issue substantial amounts of common stock without the need for shareholder approval, except as may be required by law, regulation or stock exchange rules, upon such terms and conditions as our Board of Directors may determine from time-to-time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in our control or to dilute the stock ownership of holders of common stock seeking to obtain control of us. The issuance of common stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our Board of Directors, however, does not intend or view the increase in our authorized common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of us.

Availability of Dissenters’ Rights

Pursuant to the Tennessee Business Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Amendment.

Our Board of Directors recommends a vote “FOR” the amendment to the Charter to increase the number of authorized shares of common stock to 150,000,000.

The affirmative vote of shareholders representing a majority of the outstanding shares of common stock is required to approve the Amendment. Abstentions and broker non-votes will have the same effect as an “against” vote.

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our “named executive officers,” as described under the headings “Compensation Discussion and Analysis” (page 16) and “Executive Compensation” (page 30) of this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The advisory vote on executive compensation is an advisory, non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion and Analysis Section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of the Board of Directors, or our compensation policies as they relate to risk management.

Our philosophy in setting compensation policies for executive officers has five fundamental objectives: (1) to align the financial interests of our executives’ interests with those of our shareholders both in the short and long term; (2) to provide incentives for achieving and exceeding annual and long-term performance goals; (3) to attract and retain a highly skilled team of executives by providing total compensation that is competitive with compensation at other well-managed REITs and real estate companies; (4) to reward superior corporate and individual performance achieved through ethical leadership; and (5) to appropriately reward executive officers for creating long-term shareholder value and returns. The Compensation Discussion and Analysis section starting on page 16 provides a more detailed discussion of the executive compensation program and compensation philosophy.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote under this proposal is advisory, and therefore, not binding on us, our Board of Directors or our Compensation Committee. However, the Board of Directors, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Our Board of Directors asks you to approve the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

Our Board of Directors recommends a vote “FOR” the advisory
(no-binding) vote on executive compensation.

Approval of this resolution requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “against” vote, but broker non-votes will have no effect.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY
VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we also are required to seek an advisory (non-binding) shareholder vote regarding the frequency of the “say-on-pay” vote. The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors recognizes the importance of receiving regular input from our shareholders on important issues, such as our executive compensation. Our Board of Directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. Our Board of Directors believes that giving our shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our shareholders, by allowing our shareholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every year.

We recognize that the shareholders may have different views as to the best approach for us, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

The vote under this proposal is advisory, and therefore, not binding on us, our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Our Board of Directors may decide that it is in the best interests of our shareholders and us to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Our Board of Directors asks you to consider the following resolution:

RESOLVED, that an advisory vote of our shareholders to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, shall be held at an annual meeting of stockholders, beginning with the 2011 Annual Meeting of Shareholders every, (a) one year, (b) two years, or (c) three years.

Our Board of Directors recommends a vote for the selection of “ONE YEAR” as your preference for the frequency which shareholders are provided an advisory vote on executive compensation

The enclosed proxy card gives you four choices (every one, two or three years, abstain) for voting on this item and, therefore, shareholders will not be voting to approve or disapprove the recommendation of our Board of Directors. Thus, the frequency period that receives the most votes will be deemed to be the recommendation of the shareholders.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for selecting our independent registered public accounting firm and has selected Ernst & Young LLP to audit our financial statements for the 2011 fiscal year. Accordingly, shareholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2011. Our Board of Directors believes, however, that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is a matter of good corporate governance. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and to answer any appropriate questions.

In the event you do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment of Ernst & Young LLP. Even if you do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of the company and its shareholders.

For ratification of the proposal to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the proposal must receive more votes in favor of ratification than votes cast against.

On behalf of the Audit Committee, our Board of Directors recommends a vote in favor of Proposal No. 5.

OTHER MATTERS

Our Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie B.C. Wolfgang
Senior Vice President, Director of External Reporting and Corporate Secretary

April 18, 2011

ANNEX A

ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED CHARTER
OF
MID-AMERICA APARTMENT COMMUNITIES, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Charter:

1.	The name of the Corporation is Mid-America Apartment Communities, Inc.
2.	The first sentence of Article 6 shall be deleted in its entirety and replaced with the following:

The total number of shares of stock which the Corporation has authority to issue is 150 million (150,000,000) shares of Common Stock, $.01 par value per share, and twenty million (20,000,000) shares of Preferred Stock, $.01 par value per share.

3.	The Articles of Amendment require shareholder approval. The Articles of Amendment were duly approved and adopted by the Board of Directors on March 22, 2011 and by the shareholders of the Corporation on May 26, 2011.
4.	The Articles of Amendment will be effective upon filing with the Secretary of State of the State of Tennessee

Dated: ______________, 2011.

MID-AMERICA APARTMENT COMMUNITIES, INC.
By: ______________________________________________
Name: ____________________________________________
Title: _____________________________________________

MAA

C/O AMERICAN STOCK TRANSFER
AND TRUST COMPANY
59 MAIDEN LANE
PLAZA LEVEL
NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 H. Eric Bolton, Jr. 02 Alan B. Graf, Jr. 03 John S. Grinalds 04 Ralph Horn 05 Philip W. Norwood
06 W. Reid Sanders 07 William B. Sansom 08 Simon R.C. Wadsworth

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 year	2 years	3 years	Abstain
4	Advisory (non-binding) vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
5	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2011.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000099079_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

MID-AMERICA APARTMENT COMMUNITIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 26, 2011, 1:00 PM CDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Leslie B.C. Wolfgang and Albert M. Campbell, III, and each of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on March 18, 2011 at the Annual Meeting of Shareholders to be held on May 26, 2011, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

0000099079_2 R1.0.0.11699

Continued and to be signed on reverse side